As filed with the Securities and Exchange Commission on December 28, 2007
File No. 333-[__________]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA PACIFIC ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-0431484

(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

43rd Floor, Jardine House 1 Connaught Place Hong Kong, China Tel: 011 (852) 2537-9898
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dato’ Sin Just Wong China Pacific Acquisition Corp. 43rd Floor, Jardine House 1 Connaught Place Hong Kong, China
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Steven Brown, Esq.
Louis Smookler, Esq.
Reitler Brown & Rosenblatt LLC
800 Third Avenue, 21st Floor
New York, New York 10022
Telephone:(212) 209-3050
Facsimile: (212) 371-5500
rbrown@reitlerbrown.com
lsmookler@reitlerbrown.com

Mitchell Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone:(212) 407-4159 Facsimile:(212) 504-3013

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee

Units, each consisting of one share of common stock, $0.0005 par value, and one warrant (2)	8,625,000	$8.00	$69,000,000	$2,116.30
Common stocks included as part of the units(2)	8,625,000	—	—	0	(3)
Warrants included as part of the units(2)	8,625,000	—	—	0	(3)
Shares of common stock underlying the warrants included in the units(4)	8,625,000	6.00	51,750,000	1,588.73
Representative’s Unit Purchase Option	1	100.00	100	0	(3)
Units underlying Representative’s Unit Purchase Option	750,000	10.00	7,500,000	230.25
Shares of common stock included as part of the units underlying the Representative’s Unit Purchase Option(4)	750,000	—	—	0	(3)
Warrants included as part of the units underlying the Representative’s Unit Purchase Option	750,000	—	—	0	(3)
Shares of common stock underlying warrants included as part of the units underlying the Representative’s Unit Purchase Option(4)	750,000	7.50	$5,625,000	122.69
Total			$133,875,100	$4,109.97

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 1,125,000 units, and 1,125,000 shares of common stock and 1,125,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such additional shares as may be issued as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject To Completion, December 28, 2007

PROSPECTUS

CHINA PACIFIC ACQUISITION CORP.

$60,000,000

7,500,000 Units

          China Pacific Acquisition Corp. is a Delaware blank check company recently formed for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements, an operating business having its primary operations in the People’s Republic of China. As used in this prospectus the term “business combination” shall mean the acquisition by us of a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry. If we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, an agreement in principle or definitive agreement with respect to a business combination within such 18 month period, we will have an additional six months in which to consummate a business combination. However, if we anticipate that we will not be able to consummate a business combination within 24 months, we may seek stockholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months (i) public stockholders must approve the extension and (ii) public stockholders owning no more than one share less than 30% of the shares sold in this offering may have exercised their redemption rights as described in this prospectus. The 36 month period will be referred to throughout this prospectus as the extended period. If we fail to sign a letter of intent or definitive agreement within such 18 month period or if we fail to consummate a business combination within such 24 month period, or the extended period, as the case may be, we will liquidate and distribute to our public stockholders the net proceeds of this offering, plus interest, less certain costs, each as described in this prospectus. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration, and we have not, nor has anyone on our behalf, engaged in discussions with representatives of other companies, with respect to such a transaction.

          This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

•	one share of common stock; and

•	one redeemable warrant.

          Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $6.00 and is also exercisable on a net issuance or “cashless” basis in lieu of paying the cash exercise price if the warrants are redeemed, as described elsewhere in this prospectus. Each redeemable warrant will become exercisable on the later of our completion of a business combination or [__________], 2009 [one year from the date of this prospectus], and will expire on [__________], 2013 [five years from the date of this prospectus], or earlier upon redemption.

          Our directors have agreed to purchase from us an aggregate of 1,200,000 warrants at a price of $1.00 per warrant for an aggregate of $1,200,000 in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those included in the units sold in this offering, except that these warrants will not be transferable or salable by our directors or their permitted transferees, subject to the exceptions described in this prospectus, until we complete a business combination, and will not be redeemable while held by our directors or their permitted transferees. In addition, commencing on the date when these warrants become exercisable, these warrants and the underlying common stock are entitled to registration rights.

          We have granted the underwriters a 45-day option to purchase up to 1,125,000 additional units solely to cover over-allotments, if any (over and above the 7,500,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to WR Hambrecht + Co, LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 750,000 units at a per unit offering price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in this offering), are not redeemable and will be exercisable on a net issuance or “cashless” basis in lieu of paying the cash exercise price commencing on the date on which such warrants become exercisable, as described elsewhere in this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

          There is presently no public market for our units, common stock or redeemable warrants. We have applied to have the units listed on the American Stock Exchange, under the symbol [__________] upon official notice of issuance. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and redeemable warrants will be listed on the American Stock Exchange under the symbols [__________] and [__________], respectively. We cannot assure you, however, that any of such securities will be or continue to be listed on the American Stock Exchange. In the event that the securities are not listed on the American Stock Exchange, we anticipate that the units will be quoted on the OTC Bulletin Board, but we cannot assure you that our securities will be so quoted or, if quoted, will continue to be quoted.

          Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us

Per unit	$8.00	$0.56	$7.44
Total	$60,000,000	$4,200,000	$55,800,000

(1)

This amount includes $1,800,000 of the underwriting discount ($0.24 per unit), equal to 3% of the gross proceeds of this offering (excluding the over-allotment option), which the underwriters have agreed will be deferred and will be paid to the underwriters only upon the consummation of a business combination, less $0.24 for each share redeemed for cash in connection with our business combination. Such deferred discount will be held in the trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, acting as trustee, upon the consummation of a business combination and released to the underwriters. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred discount. No discounts or commissions are payable with respect to the units issued in the private placement.

          Of the net proceeds we receive from this offering and the private placement, $57,000,000 ($7.60 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes (i) $1,800,000 ($0.24 per unit) which will be paid to the underwriters if a business combination is consummated (less $0.24 for each share redeemed for cash in connection with our business combination), but will be forfeited by the underwriters if a business combination is not consummated and (ii) the proceeds of the private placement. As a result, our public stockholders will receive, based upon the amounts originally placed in the trust, and subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our directors, approximately $7.60 per unit, or $0.40 less than the per unit offering price of $8.00, plus interest, net of taxes paid or payable, and interest released to us to fund our working capital, in the event of our dissolution and liquidation if we fail to consummate a business combination.

          We are offering the units for sale on a firm-commitment basis. WR Hambrecht + Co, LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about [_________], 2008.

WR Hambrecht + Co, LLC

[__________], 2008

PROSPECTUS SUMMARY

          This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to China Pacific Acquisition Corp., a Delaware corporation. References to our “existing stockholders” means the holders of our common stock immediately prior to the date of this prospectus, and the term “public stockholders” means the holders of common stock sold as part of the units in this offering or the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. Unless otherwise specified, references to “China” or “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region, or “Hong Kong SAR”, and the Macau Special Administrative Region, or “Macau SAR”, but does not include Taiwan. All references to “RMB” or “Renminbi” are to the legal currency of China and all references to “U.S. dollars” and “$” are to the legal currency of the United States (the “U.S.”). Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless otherwise specified, all references to “private placement” refer to our private placement of an aggregate of 1,200,000 warrants at a price of $1.00 per warrant to our directors, which will occur immediately prior to the completion of this offering. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

Introduction

          We are a recently organized Delaware blank check company formed to serve as a vehicle for the acquisition of an operating business that has its primary operating facilities in the PRC. Our efforts in identifying a prospective target business will not be limited to a particular industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering, and other than attempting to locate a target business we have no plan of operation for the remainder of 2007. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering.

          Pursuant to our amended and restated certificate of incorporation, the initial business combination must be a transaction with one or more operating businesses having primary business operations located in the PRC and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable). Our initial business combination may involve the simultaneous acquisition or merger of more than one target business.

          Opportunities for market expansion have emerged for businesses with operations in the PRC due to certain changes in the PRC’s political, economic and social policies, as well as certain fundamental changes affecting the PRC and its neighboring countries and regions. We believe that the PRC represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•

the existence of a prolonged economic expansion within the PRC, with gross domestic product growth of approximately 9% on average over the last 25 years, growth of 10.1% for 2004, 10.4% for 2005, and 10.7% for 2006, according to the National Bureau of Statistics in China.

•	increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	access to a highly trained and educated workforce as well as favorable labor rates and efficient, low-cost manufacturing capabilities; and

•	attractive valuations for target businesses within the PRC.

Without regard to the particular industry sector, we initially intend to seek as potential acquisition target companies displaying a number of the following characteristics:

•	recurring revenue;

•	stable cash flow;

•	opportunities for organic and acquisition growth;

•	annual revenues between $50 million and $500 million;

•	at or near profitability; and

•	a superior management team.

          We will focus on sectors that are impacted by the trends discussed in this prospectus and on companies where our international experience can be useful. Our directors and officers have extensive experience in China and the United States and provide us with the operational knowledge, technical expertise and relationships to acquire a business in China. Depending on the specific characteristics of the target business, we may issue debt or equity securities or incur indebtedness in connection with the business combination, which may permit us to invest cash directly into a business that was undercapitalized or otherwise in need of liquid funds.

          We will utilize the collective experience and expertise of our directors and officers to identify potential target acquisitions. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products or broaden our sources of revenue.

          These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above characteristics as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. Nevertheless, upon the completion of such due diligence, we may consummate a business combination with a business target which does not possess any of the foregoing characteristics.

          To date, our efforts have been limited to organizational activities. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Competitive Strengths

          We believe that we possess several competitive strengths to source, evaluate and execute business combinations opportunities in the PRC. Our management team has extensive operational, transactional and financial expertise and experience derived through years of entrepreneurial and investment experience, as well as managing operating companies and divisions of operating companies. Our management team also has experience in international transactions and operations, particularly with respect to transactions and operations in the United States and Asia, along with substantial relationships and connections. We intend to bring to bear all of these skills and knowledge to the search for a target business, the acquisition process and the oversight of our acquisition’s operations. Notwithstanding these strengths, our directors and officers may not be able to achieve similar results for us.

Industry Sectors and Trends

          Although our efforts in identifying a prospective target business will not be limited to a particular industry, based upon the industry knowledge of our officers and directors, we believe that we will have particularly good business combination opportunities in the consumer product industry.

Background

          We were incorporated under the laws of the State of Delaware on June 20, 2007. Our offices are located at 43rd Floor, Jardine House, One Connaught Place, Hong Kong, China and our telephone number at this office is 011 (852) 2533-9898.

The Offering

Securities offered:	7,500,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one redeemable warrant.

The units are expected to begin trading on or promptly after the date of this prospectus. Each of the shares of common stock and redeemable warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable. In no event will the representative of the underwriters allow separate trading of the shares of common stock and redeemable warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, as soon as practicable after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K.

Representative’s Unit Purchase Option:	We will issue to W.R. Hambrecht + Co, LLC, as the representative of the underwriters, for $100, an option to purchase up to a total of 750,000 units.

The units issuable upon exercise of this option are identical to the units sold in this offering, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in the offering), are not redeemable and will be exercisable on a net issuance or “cashless” basis in lieu of paying the cash exercise price commencing on the date on which such warrants become exercisable, as described elsewhere in this prospectus. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expires five years from the date of this prospectus. In lieu of the payment of the exercise price, the option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The sale of the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Common Stock:

Number outstanding before this offering and the private placement:	1,875,000 shares.(1)

Number to be outstanding after this offering and the private placement:	9,375,000 shares(1)(2)(3) (without giving effect to the exercise of redeemable warrants and the representative’s unit purchase option).

Private placement:

On June 20, 2007, our directors, Dato’ Sin Just Wong and Matthew McGovern, agreed to purchase from us an aggregate of 1,200,000 warrants at a price of $1.00 per warrant, for an aggregate of $1,200,000, in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those included in the units sold in this offering, except that these warrants will not be transferable or salable by our directors or their permitted transferees, subject to the exceptions described in this prospectus, until we complete a business combination, and will not be redeemable while held by our directors or their permitted transferees. In addition, commencing on the date when these warrants become exercisable, these warrants and the underlying common stock are entitled to registration rights.

(1)

Does not include 281,250 shares of common stock held by our existing stockholders that are subject to redemption by us to the extent that the underwriters’ over-allotment option is not exercised in full.

(2)

Assumes no exercise of the underwriters’ over-allotment option and, therefore, the redemption of 281,250 shares of common stock previously held by our existing stockholders. To the extent that the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 281,250 shares of common stock held by our existing stockholders, there will be 10,781,250 shares of our common stock outstanding after this offering and the private placement.

(3)	Does not give effect to the exercise of the redeemable warrants and the representative’s unit purchase option.

The proceeds of the private placement will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then these funds will be part of the liquidating distribution to our public stockholders, and the warrants that are part of the units issued in the private placement will expire worthless.

Redeemable warrants:

Number outstanding before this offering and the private placement:	0

Number to be outstanding after this offering and the private placement:	8,700,000 redeemable warrants (without giving effect to the exercise of the representative’s unit purchase option).(1)

Exercisability:	Each redeemable warrant is exercisable for one share of common stock.

Exercise price:

$6.00, except for those warrants exercised under the representative’s unit purchase option which have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in this offering) or on a net issuance or “cashless” basis in lieu of paying the cash exercise price commencing on the date on which such warrants become exercisable, as described elsewhere in this prospectus. Each redeemable warrant is also exercisable on a net issuance or “cashless” basis in lieu of paying the cash exercise price if the warrants are redeemed, as described elsewhere in this prospectus.

Exercise period:	The redeemable warrants will become exercisable on the later of:

• the completion of a business combination with a target business, or

• [_______], 2009[one year from the date of this prospectus]. The redeemable warrants will expire at 5:00 p.m., New York City time, on [_______], 2013[five years from the date of this prospectus] or

(1)	Includes warrants exercisable for an aggregate of 1,200,000 shares of common stock sold to our founders in the private placement which are not redeemable.

earlier upon redemption. The redeemable warrants issued under the representative’s unit purchase option will expire at 5:00 p.m., New York City time, on [_______], 2013[five years from the date of this prospectus].

Redemption:	We may redeem the outstanding redeemable warrants:

	•	in whole and not in part,

	•	at a price of $0.01 per redeemable warrant at any time after the redeemable warrants become exercisable,

	•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established the above criteria to provide warrant holders with (i) adequate notice of exercise only after the then prevailing common stock price is substantially above the warrant exercise price and (ii) a sufficient differential between the then prevailing common stock price and the warrant exercise price so there is a reasonable cushion to absorb a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption by payment of the exercise price or on a net issuance or “cashless basis” in lieu of paying the cash exercise price if the warrants are redeemed. However, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

American Stock Exchange symbols for our:

Units:	[ ]

Common stock:	[ ]

Redeemable warrants:	[ ]

Offering and private placement proceeds to be held in trust:	$57,000,000 of the proceeds of this offering and private placement ($7.60 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $55,200,000 ($7.36 per unit) may be used by us for the purpose of effecting a business combination, and $1,800,000 ($0.24 per unit) will be paid to the underwriters if a business combination is consummated, less $0.24 for each share redeemed for cash in connection with our business combination, but will be forfeited by the underwriters if a business combination is not consummated. We believe that the inclusion in the trust account of the $1,200,000 of the proceeds from the private placement and the deferred underwriting discount is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of the completion of a business combination or a liquidating distribution; provided, however, that half of the interest earned on the trust account, net of taxes payable, will be released to us each calendar month to fund our working capital requirements and general corporate purposes as set forth in the Investment Management Trust Agreement. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than a portion of the interest earned) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

•

Repayment of amounts advanced under a credit facility of up to $500,000 evidenced by a non-interest bearing promissory note, dated June 20, 2007, that our existing stockholders and directors have entered into with us that is due at the earlier of June 20, 2008 or the closing of this offering. Advances under the credit facility will be used to pay a portion of the expenses related to this offering. We intend to repay this loan from the proceeds of this offering. As of September 30, 2007, we have borrowed $1,159.

•

Payment of $7,500 per month to SBI-e2 Capital Limited, a company established under the laws of the Hong Kong SAR, owned and managed by Dato’ Sin Just Wong, our chief executive officer, for office space and general and administrative services, including secretarial support.

•

Reimbursement for out-of-pocket expenses incurred by our officers and directors, some of whom are also existing stockholders, in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations, and for out-of-pocket expenses incurred in connection with this offering.

The $1,800,000 of the proceeds attributable to the underwriters’ discount will be paid to the underwriters upon completion of a business combination (less $0.24 for each share redeemed for cash in connection with our business combination) on the terms described in this prospectus or to our public stockholders upon our liquidation of the trust account as part of our plan of dissolution and liquidation, but will in no event be available for use by us in a business combination. The underwriters will not be entitled to any interest accrued on the deferred amount. Prior to the consummation of a business combination, we may only pay expenses we have incurred from the net proceeds of this offering not held in the trust account and any interest earned and released to us as provided above.

None of the redeemable warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, the redeemable warrant exercise price will be paid directly to us.

Amended and Restated Certificate of Incorporation:

As discussed in more detail in this prospectus, there are specific provisions in our amended and restated certificate of incorporation that may not be amended without the prior consent of holders of 95% of our outstanding common stock prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek redemption of their shares if they do not approve of such a business combination. We view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our directors, have agreed to vote the shares of common stock owned by them immediately before this offering in favor of a business combination. We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of stockholders called for the purpose of approving the extended period, if any, exercise their redemption rights, as described elsewhere in this prospectus.

If, at the end of the 18 month period, we have not entered into a letter of intent, an agreement in principle or definitive agreement with respect to a business combination, or if at the end of the 24 month period or the extended period, as applicable, we have not obtained stockholder approval for an initial business combination, or at the end of the 24 month period we have not obtained stockholder approval of the extended period, we will dissolve as promptly as practicable and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, net of taxes payable and net of interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements, subject to any valid claims by our creditors that are not covered by amounts held in the trust account or the indemnities provided by our officers and directors.

The requirement that we seek stockholder approval before effecting our initial business combination is set forth in Article Sixth of our articles of association, which requires the affirmative vote of at least 95% of the voting power of our outstanding voting securities to amend. The requirement that we seek stockholder approval before effecting our initial business combination therefore may be eliminated only by a vote of our board and the vote of at least 95% of the voting power of our outstanding voting securities. Management will not request that the board consider such a proposal to eliminate or amend this provision.

In connection with the stockholder vote required to approve the extended period and/or our initial business combination, our existing stockholders, including all of our directors, have agreed to vote their shares of common stock owned by them immediately prior to this offering in favor of a business combination or our extended period.

If within 90 days before the expiration of the 24-month period, we seek approval from our stockholders of the extended period, or, within 90 days before the expiration of the 36-month period, we seek approval from our stockholders to consummate a business combination, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of distribution in the event our stockholders do not approve the extended period or the business combination or if such business combination is not consummated for other reasons.

Possible extension of time to consummate a business combination to 36 months:

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 18 months following the consummation of this offering, we may seek to extend the time period within which we must complete our business combination, to avoid being required to liquidate, to 36 months, by calling a special meeting of our stockholders for the purpose of soliciting their approval for such extension.

We believe that extending the date before which we must complete our business combination to 36 months (which we refer to in the prospectus as the “extended period”) may be advisable due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining financial statements of potential targets audited in accordance with generally accepted accounting principles in the United States (“US GAAP”) that have previously kept their accounts in accordance with generally accepted accounting principles in China (“PRC GAAP”), the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. For example, without the possibility of extending the time to complete a business combination by an additional 12 months, if we were to enter into an agreement near the end of this 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions.

If holders of 30% or more of the shares sold in this offering vote against the proposed extension to 36 months and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of public stockholders who vote at the special meeting called for the purpose of approving such extension.

If we receive stockholder approval for the extended period and holders of 30% or more of the shares sold in this offering do not vote against the extended period and choose to redeem in connection with the vote for the extended period, we will then have an additional 12 months in which to complete the initial business combination. We will still be required to seek stockholder approval before completing our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of the potential for the extension, we may be able to hold your funds in the trust account for up to three years.

A stockholder’s election to redeem his shares will only be honored if the extended period is approved. Stockholders who vote against the extended period and exercise their redemption rights will not be able to vote on the initial business combination. All other stockholders will be able to vote on the initial business combination.

If at the end of such 36 month period we have not effected a business combination, we will dissolve as promptly as practicable and liquidate the proceeds of the trust account as set forth in this prospectus.

Redemption rights for stockholders voting to reject a business combination:

Public stockholders voting against the extended period or our initial business combination will be entitled to redeem their shares into a pro rata share of the trust account if the matter to be voted upon is approved and completed, which includes $0.24 per share being held in the trust account attributable to the deferred underwriters’ discount and any interest earned on their portion of the trust account, net of taxes paid or payable, and excluding interest previously released to us to fund our working capital. Voting against the proposal for the extended period, if any, or our initial business combination alone will not result in the redemption of a stockholder’s shares for a pro-rata portion of the trust account. The right of redemption is only valid when a stockholder votes against the proposal and exercises such redemption rights. Stockholders voting against (i) the extended period will only have the right to cause us to redeem their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their shares if our initial business combination is approved and completed. However, the ability of stockholders to redeem their shares into a pro rata share of the trust account, net of taxes paid or payable, is subject to valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our directors and officers. Public stockholders who redeem their shares of common stock for a pro rata share of the trust account will be paid promptly following their exercise of redemption rights and will continue to have the right to exercise any warrants they own. Because the initial per share redemption price is approximately $7.60 per share, which is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their redemption rights. Our existing stockholders are not entitled to redeem any shares of common stock held by them whether acquired by them prior to, as part of or after this offering, into a pro rata share of the trust account in connection with a business combination.

Dissolution and liquidation if no business combination:

We will promptly initiate procedures for our dissolution and the distribution to our public stockholders of our assets, including the funds held in the trust account after paying or reserving for payment of our liabilities (from assets outside the trust account and, if necessary within the trust account), if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months (or 36 months if the extension of an additional 12 months is approved by stockholders) from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within such 18 month period or by the expiration of the extended period). Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. We will seek stockholder approval for our dissolution and plan of liquidation, but unless and until such approval is received, the funds held in the trust account will not be released. We cannot provide assurances that the distribution of our assets will occur within a specific timeframe.

Our amended and restated certificate of incorporation also provides that we must comply with Section 281(b) of the Delaware General Corporation Law (“DGCL”). Section 281(b) requires us to adopt a plan for the distribution of our assets that will provide for the payment to our creditors and potential creditors, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may subsequently be brought against us in the subsequent 10 years. The plan will also provide that after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, we will distribute our remaining assets pursuant to our plan of dissolution and liquidation, including the amounts held in the trust account, solely to our public stockholders.

We will seek stockholder approval for our dissolution and plan for the liquidation of our assets. Upon the approval by our stockholders of our dissolution and plan for the liquidation of our assets, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. However, we cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them in dissolution. Further, because our amended and restated certificate of incorporation provides that we distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders would extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, and have agreed to vote all of their shares of common stock owned prior to this offering in favor of our dissolution. We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $7.60 per share, without taking into account net interest earned on the trust account, out of the funds in the trust account. We expect that all costs associated with implementing and completing our plan of dissolution and liquidation, including payments to any creditors will be funded by the proceeds of this offering not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders would be less than $7.60 per share. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $75,000 to $125,000. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. While we believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $75,000 to $125,000 of expenses, SBI-e2 Capital Limited, an entity owed and controlled by Dato’ Sin Just Wong, our chairman of the board of directors and chief executive officer, has agreed to pay the costs of dissolution and liquidation in the event our remaining assets outside the trust account are insufficient to pay those costs. In the event that SBI-e2 Capital Limited is unable to pay such costs, then Messrs. Wong and McGovern have agreed to pay such costs. In the event that these individuals fail to satisfy these obligations or assert that the obligations in question are not covered by such indemnification, we would commence appropriate litigation if doing so would be in the best interests of our stockholders, which is a decision that would be made by our board of directors based on its fiduciary duties as set forth under Delaware law.

In addition, if we seek approval from our stockholders to consummate a business combination more than 18 months after the consummation of this offering, the proxy statement related to such business combination will also seek stockholder approval for our plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 or 36 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), our board will, prior to such date, convene, adopt and recommend to our stockholders our plan of dissolution and liquidation, and on such date file a proxy statement with the SEC seeking stockholder approval for our plan of dissolution and liquidation.

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, including all of our directors, will place the common stock they owned before this offering into an escrow account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers to spouses, children and controlled trusts and companies, these shares will not be transferable during the escrow period and will not be released from escrow until six months after the consummation of a business combination. The shares of common stock held in the escrow account will only be released prior to these dates if we are forced to liquidate, or if following a business combination we engage in a subsequent transaction resulting in our stockholders having a right to exchange their shares for cash or other securities.

Risks

          In making your decision as to whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

Summary Financial Data

          The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The actual balance sheet data as of September 30, 2007 is derived from our audited financial statements. The as adjusted balance sheet data is unaudited. As we have not had any significant operations to date, only balance sheet data is presented.

	September 30 , 2007

	Actual	As Adjusted (5)

Working capital	$23,464	$56,217,264
Total assets	41,778	58,035,598
Total liabilities	18,314	1,800,000
Stockholders’ equity:
Common stock, $0.0005 par value, 50,000,000 shares authorized; 2,156,250 (1) shares issued and outstanding, 9,375,000 (2)(3) shares issued and outstanding as adjusted	1,078	4,688
Value of common stock which may be redeemed for an interest in the trust fund, as adjusted ($7.60 per share) (4)	—	17,099,992
Additional paid-in capital	23,922	39,114,120
Deficit accumulated during the development stage	(1,536)	(1,536)

Stockholders’ equity (4)	$23,464	$56,217,264

(1)	Includes 281,250 shares of common stock held by our existing stockholders that are subject to redemption by us to the extent the underwriters’ over-allotment option is not exercised.

(2)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the redemption of 281,250 shares of common stock previously held by our existing stockholders. To the extent that the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 281,250 shares of our common stock held by our existing stockholders, there will be 10,781,250 shares of common stock outstanding after this offering.

(3)	Does not give effect to the exercise of the redeemable warrants and the representative’s unit purchase option.

(4)

If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption into cash of up to 30% of the aggregate number of shares of common stock sold less one share, or 2,249,999 shares, in this offering at a per share redemption price equal to the amount in the trust account, inclusive of $0.24 per share being held in the trust account attributable to the underwriters’ discount, net of taxes payable, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares of common stock sold in this offering. The “As Adjusted” value of our common stock which may be redeemed amount of $17,099,992 represents the possible cash redemption of 2,249,999 shares, and, if redeemed will result in a reduction of our as adjusted stockholders’ equity to $39,125,108. However, the amount our public stockholders may receive pursuant to the exercise of redemption rights afforded to such stockholders is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our directors. See “Risk Factors - Risks associated with our business - If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders could be less than $7.60 per share” and “Proposed Business - Effecting a business combination - Liquidation if no business combination.”

(5)

The as adjusted information gives effect to the sale of the units we are offering in this offering and in the private placement including the application of the related gross proceeds for the payment of our liabilities and the payment of the estimated remaining costs from such sale, as well as the repayment of up to $500,000 that was loaned to us by our existing stockholders and directors on or following June 20, 2007. For purposes of calculating working capital we have included the $1,800,000 held for the benefit of underwriters as a current liability. The as adjusted information also assumes that the underwriters’ over-allotment option is not exercised.

          The as adjusted total assets amounts include the $57,000,000 (or $7.60 per unit) being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated within 18 months after consummation of this offering (or within 24 months (or 36 months if the extension of an additional 12 months is approved by stockholders) from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within such 18 month period or by the expiration of the extended period) we will be dissolved and liquidated and the proceeds held in the trust account (including $1,800,000 to be held for the benefit of the underwriters and the $1,200,000 in proceeds from the private placement) will be distributed solely to our public stockholders. However, any amount which is to be distributed to our public stockholders pursuant to such a dissolution and liquidation is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our directors.

          We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their redemption rights. We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of stockholders called for the purpose of approving the extended period, if any, exercise their redemption rights, as described elsewhere in this prospectus. If this occurred, we would be required to redeem for cash up to 30% of the 7,500,000 shares of common stock sold in this offering less one share, or 2,249,999 shares of common stock, at an initial per share redemption price of $7.60, without taking into account interest earned on the trust account. This redemption obligation with respect to up to 30% of the shares of common stock sold in this offering less one share will exist regardless of how a business combination is structured. The actual per share redemption price will be equal to:

•	the amount in the trust account, as of two business days prior to the proposed consummation of the business combination (net of taxes payable);

•	divided by the number of shares of common stock sold in the offering.

RISK FACTORS

          An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

          We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any negotiations regarding acquisitions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering and the private placement) until, at the earliest, after the consummation of a business combination.

We may not be able to consummate a business combination within the required time frame, in which case, we would dissolve and liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we must complete a business combination with a fair market value of at least 80% of the balance of the trust account at the time of the business combination (excluding deferred underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable) within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, an agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or, if extended pursuant to a stockholder vote as described in this prospectus, within 36 months from the consummation of this offering). If we fail to consummate a business combination within the required time frame, we will, in accordance with our amended and restated certificate of incorporation dissolve, liquidate and wind up. The foregoing requirements are set forth in Article Sixth of our amended and restated certificate of incorporation and may not be eliminated without the vote of our board and the vote of at least 95% of the voting power of our outstanding common stock. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

Unlike other blank check companies, we are permitted, pursuant to our articles of association, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for up to three years.

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a special meeting of our stockholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited US GAAP financial statements of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. Without the option of extending to 36 months, if we enter into such agreement near the end of the initial 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions. If the proposal for the extension to 36 months is approved by our stockholders as described in this prospectus, we will have an additional 12 months beyond the more usual 24 month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to three years and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our redeemable warrants will expire worthless.

          If we are unable to complete a business combination and are forced to liquidate our assets, the per share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding redeemable warrants and, accordingly, the redeemable warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a business combination — Dissolution and liquidation if no business combination.”

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

          Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•

we will consummate our initial business combination only if a majority of the shares of common stock voted by public stockholders are voted in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of stockholders called for the purpose of approving the extended period, if any, exercise their redemption rights, as described elsewhere in this prospectus;

•

if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•

if a business combination is not consummated within the time period specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account;

•

we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is, at the time of such business combination, equal to at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable).

          Our amended and restated certificate of incorporation requires that we obtain the vote of holders of 95% of our outstanding common stock to amend certain provisions of our amended and restated certificate of incorporation. However, the validity of such supermajority voting provisions under Delaware law has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the certificate of incorporation would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

You will not be entitled to protections normally afforded to investors of blank check companies under the U.S. securities laws.

          Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, subject to the limitations set forth in this prospectus, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business – Comparison to offerings of blank check companies” below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation value receivable by our public stockholders from the trust account as part of our dissolution and liquidation will be less than $7.60 per share.

          Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, claims alleging fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

          Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation value receivable by our public stockholders could be less than the $7.60 per share held in the trust account (or $0.40 less than the per unit offering price of $8.00), plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and any amounts released to us as described elsewhere in this prospectus), due to claims of such creditors. If we are unable to complete a business combination and dissolve the company, each of our directors will be personally liable for the claims of any third party in proportion to their respective beneficial interest in our company immediately prior to this offering, if we did not obtain a valid and enforceable waiver from a third party, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Prior to this offering, all of our directors beneficially own all of our outstanding shares of common stock. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our directors will be able to satisfy those obligations. We believe the likelihood of our directors having to indemnify the trust account is limited because we will endeavor to have all third parties execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and liquidation, currently estimated at approximately $50,000 to $75,000). The indemnification provisions are set forth in the insider letters, dated as of June 20, 2007, executed by each of our directors. The insider letters specifically set forth that, in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, prospective target business or other entity, the indemnification will not be available. The insider letters executed by each of our directors, dated as of June 20, 2007, are exhibits to the registration statement of which this prospectus forms a part. In the event that our board adopts a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from our trust account as part of its liquidation could be liable for claims made by creditors.

We will dissolve and liquidate if we do not consummate a business combination and our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

          Our amended and restated certificate of incorporation provides that we will continue in existence only until 18 months after the consummation of this offering (or within 24 months (or 36 months if the extension of an additional 12 months is approved by stockholders) following the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated with such 18 month period or by the expiration of the extended period). If we have not completed a business combination by such date, and amended this provision in connection with such business combination, pursuant to the Delaware General Corporation Law, our corporate existence will cease, except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we comply with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the eighteen month, twenty-four month or thirty-six month period, as the case may be, and therefore, we do not intend to comply with such procedures. As we will not be complying with these procedures, we are required pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

          If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, as we intend to distribute the proceeds held in the trust account to our public stockholders promptly after ________________, 2011 [thirty-six months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to, or distributions from, our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

          Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of

$0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

          Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

          Although the warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of these warrants have agreed not to exercise their warrants unless, at the time of exercise, a registration statement covering the issuance of the shares underlying the redeemable warrants is then effective. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

Since we have not currently selected a particular industry or prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the industry or target business in which we may ultimately operate.

          We may consummate a business combination with a company in any industry we choose and are not otherwise limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. For example, if we complete a business combination with a business in a regulated industry, we may be subject to various regulatory risks associated with that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business – Effecting a business combination — We have not identified a target business or target industry.”

Because some of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them in China.

     Some of our directors and all of our officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets could be located outside of the United States. We believe that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. As a result, it is necessary to comply with Chinese law in order to obtain an enforceable judgment against certain directors and officers and certain assets. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers outside of China or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under United States federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the United States federal securities laws.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

          Based upon publicly available information, as of November 26, 2007, approximately 132 similarly structured blank check companies have completed initial public offerings since August 2003 of these, 31 companies have consummated a business combination, while 31 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, as of November 26, 2007 there were approximately 63 blank check companies with more than $8.3 billion in trust that are seeking to carry out a business plan similar to our business plan and potentially an additional 32 blank check companies, with approximately $6.7 billion in trust, that have filed registration statements and are seeking or will be seeking, to complete business combinations. While some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, will increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that as of November 26, 2007, 31 of such companies have completed a business combination and 31 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

          Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included: management’s perceptions of the number of potential competitors that exist to acquire businesses in the PRC, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire and management’s belief as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity in the PRC. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to which they may be compared. There can be no assurance that management’s perceptions accurately reflect the actual facts with respect to any of the factors considered.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

          Our existing stockholders have authorized the issuance of up to 50,000,000 shares of common stock, par value $0.0005 per share, and 5,000,000 preferred shares, par value $0.0005 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option) and the private placement, there will be 28,175,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of common stock upon full exercise of the warrants issued in the private placement, our outstanding redeemable warrants and the purchase option granted to WR Hambrecht + Co, LLC, the representative of the underwriters) and all of the 5,000,000 preferred shares available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of common stock or preferred shares, or a combination of common stock and preferred shares, to complete a business combination. The issuance of additional common stock or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued and most likely result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

          For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business – Effecting a business combination – Selection of a target business and structuring of a business combination.”

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

          Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. We can give you no assurance that our key personnel or our directors will remain with us until we complete a business combination. In addition, the future role of our key personnel and our directors following a business combination cannot presently be fully ascertained. It is likely that we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as U.S. securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to consummate a business combination.

          None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to liquidate.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

          Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management – Conflicts of Interest.”

One of our officers and directors is affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, have conflicts of interest in determining to which entity a particular business opportunity should be presented.

          One of our directors is affiliated with entities engaged in business activities similar to those intended to be conducted by us, and our remaining director may in the future become affiliated with similar entities. Dato’ Sin Just Wong, our chairman of the board and chief executive officer, acts as group advisor to Softbank Investment International (Strategic) Ltd. Further, our officers and directors may in the future become affiliated with other entities, including other “blank check” companies, engaged in business activities similar to those we intend to conduct. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to address these conflicts, each of our directors have agreed in his insider letter that he will give to us a right of first refusal with respect to business combination opportunities in the specific sectors identified in the prospectus, which are not the only sectors in which we may seek a business combination. The right of first refusals given to us by each director shall be in effect from the earlier to occur of (1) the consummation of our first business combination and (2) our dissolution and liquidation if we fail to consummate a business combination as described in the prospectus.

For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management – Directors, Executive Officers and Key Consultant” and “Management – Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

          Each of our officers and directors has affiliations with operating companies in China. Our existing officers and directors are not currently aware of any specific opportunities to consummate a business combination with any of these PRC companies, whether by the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity. We would consider such a transaction after the offering if any such opportunity were presented to us, without first seeking to consummate a business combination with a non-affiliated entity, although we are unaware of any such actual or potential transaction as of the date of this prospectus. If, after the offering, we became aware of and pursued an opportunity to seek a business combination with a target business with which one or more of our existing officers and directors may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Accordingly, such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination. For a discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management – Directors, Executive Officers and Key Consultant” and “Management – Conflicts of Interest”.

All of our existing directors own shares of common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

          All of our existing directors own shares of common stock in our company, but have waived their right to receive distributions upon our liquidation upon our failure to complete a business combination. The shares of common stock and redeemable warrants currently owned by our directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business and completing a business combination on a timely basis. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

          Our existing stockholders, which includes all of our directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based on management estimates of the funds needed for operations and to consummate a business combination, and those estimates may prove to be inaccurate. The financial interest of our directors could influence their motivation in selecting a target business as certain business combinations may involve the repayment of expenses while others may not. For instance, our directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount in the trust account, which if not agreed to by the target business’ owners, could cause our directors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our directors may have a potential conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

It is possible that we will only be able to complete one business combination with the proceeds of this offering and the private placement, which will cause us to be solely dependent on a single business.

          The net proceeds from this offering and the private placement will provide us with approximately $57,000,000 (less $1,800,000 to be held for the benefit of the underwriters) which we may use to complete a business combination. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously at the time of the business combination is at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable). While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or raising additional funds through the sale of our securities or through loan arrangements, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination.

          In the event we acquire a single target business, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations. See “Proposed Business – Effecting a Business Combination – Possible lack of business diversification”.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

          Of the net proceeds of this offering, only $1,000,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to half of the interest earned on the trust account each calendar month, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

          We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem for cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding redeemable warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

          Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate the trust as part of our plan of dissolution and liquidation. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

          Upon consummation of our offering and the private placement, our existing stockholders (including all of our directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers, directors or advisor has indicated to us that they intend to purchase units in this offering. Any shares of common stock acquired by existing stockholders in this offering or by existing stockholders in the open market after this offering will be considered as part of the holding of the public stockholders and will have the same voting rights as other public stockholders with respect to a potential business combination, but such existing stockholders have agreed that they will not seek redemption with respect to such shares in connection with any vote to approve a business combination or the extended period. Accordingly, they may vote on a proposed business combination with respect to shares acquired by them in this offering or in the open market in any way they choose, but will not be able to exercise redemption rights with respect to a potential business combination.

          Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or securities in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our outstanding redeemable warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

          In connection with this offering, as part of the units, we will be issuing redeemable warrants to purchase an aggregate of 7,500,000 shares of common stock. We will also issue an option to purchase 750,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 750,000 redeemable warrants. In addition, our existing stockholders will receive warrants to purchase an aggregate of 1,200,000 shares of common stock as part of the private placement. To the extent we issue common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these redeemable warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of our issued and outstanding common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our redeemable warrants and, if we undertake to do so, any options we issue, may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the common stock underlying the redeemable warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these redeemable warrants and options are exercised, you may experience dilution to your holdings.

Any exercise by our existing stockholders of their registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

          Our existing stockholders are entitled to demand that we register the resale of their shares of common stock (including shares of common stock issuable upon the exercise of warrants issued in the private placement) at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before six months after the consummation of a business combination. If our existing stockholders exercise their registration rights with respect to all of the shares of common stock held by them as of the date of this prospectus (assuming the underwriters’ over-allotment option is not exercised and, therefore, we are obligated to redeem 281,250 shares of common stock held by our existing stockholders) issuable upon the exercise of warrants issued in the private placement), then there will be an additional 1,875,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.

Risks associated with our acquisition of a target business in the PRC

After a business combination, substantially all of our assets could be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China.

          The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

          Since 1978 China has been one of the world’s fastest-growing economies in terms of gross domestic product, or GDP, growth. We cannot assure you, however, that such growth will be sustained in the future. Moreover, the recent slowdown in the economies of the European Union and certain Asian countries may adversely affect economic growth in China. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we make an acquisition, the ability of that target business to become profitable.

          Our ability to find an attractive target business with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow. The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our business, prospects, financial condition and results of operations may be materially adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

          The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, prospects, financial conditions and results of operations.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

          To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies holding the licenses required to engage in the specific industry of the target business and its stockholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control of full direct ownership.

However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the acquisition.

          Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

Deterioration of China’s political relations with the U.S., Europe or other Asian nations could make Chinese businesses less attractive to Western investors.

          The relationship between the U.S. and China is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of foreign relations are difficult to predict and could materially adversely affect our operations or cause potential target businesses or services to become less attractive. This could lead to a decline in the profitability of any target business with which we consummate a business combination. Any weakening of relations between the U.S., Europe or other Asian nations and China could have a material adverse effect on our operations even after the successful completion of a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed, which could lead to a significant decrease in our profitability following a business combination.

          While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a decline in our profitability.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

          We believe that it is highly likely that Chinese law will govern almost all of our target business’ material agreements, some or many of which could be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition and results of operations.

Because most of our directors and officers reside outside of the U.S., it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them in the PRC.

          All of our directors and all of our officers reside outside of the U.S. and, after the consummation of a business combination, substantially all of our assets could be located outside of the U.S. It may therefore be difficult for investors in the U.S. to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the U.S. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with, or reconciled to, U.S. generally accepted accounting principles, prospective target businesses may be limited.

          In accordance with requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to, U.S. generally accepted accounting principles, or GAAP. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, we will not be able to acquire that proposed target business. These financial statements may limit the pool of potential target businesses which we may acquire.

Restrictions on currency exchange may limit our ability to utilize our cash flow effectively following a business combination.

          Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, the entity in which we invest in China will likely be a FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Chinese Renminbi. In addition, in the event that we require approval from the SAFE following the consummation of a business combination, we cannot assure you that we will be able to obtain such approval in a timely manner, if at all. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of China.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

          If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

          We will prepare our financial statements in U.S. dollars, but payroll and other costs of non-U.S. operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-U.S. currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, prospects, financial condition and results of operations. The value of Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Chinese Renminbi for our operations, appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, prospects, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for other business purposes and the U.S. dollar appreciates against this currency, the U.S. dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the U.S. dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

The approval of the Chinese Securities Regulatory Commission (the “CSRC”) may be required in connection with any business combination we enter into under a recently adopted regulation, which could result in it taking a longer amount of time or more money for us to consummate a business combination, or, in the event that we are not able to obtain approval, could result in our being forced to liquidate and dissolve.

          On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, the CSRC, and State Administration of Foreign Exchange Chinese regulatory agencies, promulgated a regulation that became effective on September 8, 2006. This regulation, among other things, requires offshore special purpose vehicles, or SPVs, that acquire Chinese companies and that are controlled by Chinese individuals, such as our potential target business, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. While the application of this new regulation is not yet clear, we may have to obtain the approval of the CSRC in connection with any business combination that we enter into with a Chinese company. Although the CSRC is expected to promulgate formal implementing rules and/or regulations and possibly other clarifications, the procedures and timing for obtaining any required CSRC approval have not been established and it is unclear when these will be established. Therefore, we may be required to obtain CSRC approval prior to consummating a business combination which could delay the timing of the business combination and/or result in the business combination costing us more than it would otherwise. In addition, if we are unable to obtain the necessary approval, it is possible that we would be forced to abandon the business combination, liquidate the trust account and dissolve.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely affect our ability to acquire PRC companies.

          Regulations were issued on January 24, 2005, on April 8, 2005 and on October 21, 2005, by the SAFE, that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC stockholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. More recently, however, new regulations have been drafted that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

          As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our acquisition strategy and adversely affect our operations. See “Proposed Business—Government Regulations—Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions”.

If we acquire a business located in the PRC and we re-incorporate in a foreign jurisdiction, we may, nevertheless, remain subject to United States Federal income taxation on our United States source income derived from shipping.

          Should we complete a business combination with a target business outside of the United States and, such acquisition involved our reincorporation as a foreign entity, we would then attempt to qualify under Section 883 of the U.S. Internal Revenue Code of 1986, as amended, for an exemption from United States federal income tax on substantially all of our income which is derived from shipping. This exemption may not be available, or may subsequently be lost, if 50% or more of our stock is owned, for more than half the number of days during the taxable year, by persons in the United States. We can give no assurance that the ownership of our stock will permit us to qualify for the Section 883 exemption. If we do not qualify for an exemption pursuant to Section 883, we will be subject to United States federal income tax, likely imposed on a gross basis at 4%, on our United States source income, which constitutes not more than 50% of our gross shipping income. In such case, we may seek to elect to be taxed under what is in essence an alternative tonnage tax created by the American Job Creation Act of 2004, which would likely provide for a substantially reduced tax to the extent it applies. In such case, our net income and cash flow will be reduced by the amount of such tax.

Risks associated with the offering

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

          After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.012 per share, for their shares purchased prior to this offering and the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

          The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 25% or $2.00 per share (the difference between the pro forma net tangible book value per share of $6.00, and the initial offering price of $8.00 per unit) assuming that no value is attributed to the redeemable warrants.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

          There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

          We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

          If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock constitute a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

          If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	Restrictions on the nature of our investments; and

•	Restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, burdensome requirements may be imposed on us, including:

•	Registration as an investment company;

•	Adoption of a specific form of corporate structure; and

•	Reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

          We do not believe our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account are intended as means to hold these funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and distribution. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that for any reason the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our directors on our behalf will generally not be subject to “independent” review.

          Under the policies of the North American Administrators Association, an international organization devoted to investor protection, because each of our directors owns our common stock and, although no compensation will be paid to them for services rendered prior to, or in connection with, a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred, that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our common stock held by the public stockholders.

Because our initial stockholders’ equity investment is only $1,225,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

          Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ investment of $1,225,000 (which includes the amount invested from the private placement) is less than the required $6,000,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors. Conversely, if we are able to complete a business combination, the shares of common stock acquired prior to this offering will be worth significantly more than $1,225,000.

USE OF PROCEEDS

          We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised

Gross proceeds
Gross proceeds from units offered to the public	$60,000,000	$69,000,000
Gross proceeds from warrants offered in the private placement	1,200,000	1,200,000

Offering expenses
Underwriting discount (1)	2,400,000	2,760,000
Contingent underwriting compensation (2)	1,800,000	2,070,000
Legal fees and expenses	300,000	300,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	14,375	14,375
NASD registration fee	13,888	13,888
American Stock Exchange filing and listing fees	60,000	60,000
Initial Trustees' Fee	5,000	5,000
Miscellaneous expenses (including AMEX listing application expenses)	316,737	16,737

Net proceeds
Held in trust for our benefit	57,000,000	65,550,000
Not held in trust	1,000,000	1,090,000

Total net proceeds	$58,000,000	$66,640,000

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination (3)	$150,000	150,000
Staff costs	50,000	50,000
Payment for office space and for administrative and support services ($7,500 per month for up to three years)	270,000	270,000
Legal and accounting fees relating to SEC reporting obligations	60,000	60,000
Working capital to cover miscellaneous expenses, D&O insurance and reserves	$470,000	560,000

Total	$1,000,000	1,090,000

(1)	Represents 4% of the gross proceeds from the sale of the 7,500,000 units in this offering ($2,400,000) and

4% of the gross proceeds from the sale of the 1,125,000 units subject to the underwriters’ over-allotment option ($360,000). Excludes the gross proceeds of the private placement.

(2)

Represents 3% of the gross proceeds from the sale of units in this offering that will be paid to the underwriters only upon consummation of a business combination. In the event that a business combination is consummated, this amount will be reduced by $0.24 for each share redeemed by our public stockholders in cash in connection with such business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public stockholders.

(3)

These amounts, along with the one-half of the interest earned on funds held in trust and distributed to us each calendar month, are expected to be paid to legal, accounting and other outside professional firms to conduct due diligence once a potential target for a business combination is identified and to assist in negotiating, structuring, and documenting a business combination and the preparation and filing of the related proxy statement.

          $57,000,000, or $65,550,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds, including the proceeds of the private placement, will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee, and the remaining $1,000,000, or $1,090,000 if the underwriters’ over-allotment option is exercised in full, will not be placed in the trust. Of this amount, $1,800,000 ($2,070,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters if and only if a business combination is consummated, less $0.24 for each share redeemed for cash in connection with our business combination. Other than to pay taxes and one-half of the interest income, which may be released to us each calendar month to fund our working capital and general corporate requirements, as well as to pay for the costs of outside professionals to conduct due diligence once a potential target for a business combination is identified and to assist in negotiating, structuring, and documenting a business combination and the preparation and filing of the related proxy statement, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) had any discussions, formal or otherwise, with respect to such a transaction, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business transaction.

          Under the terms of our investment management trust agreement we are permitted, on a monthly basis, to draw the following amounts from the interest accrued on the trust account: (i) taxes payable and (ii) one-half of the interest income released to fund our working capital. The remaining proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or the liquidation of the trust account as part of any plan of dissolution and liquidation approved by our stockholders. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters and WR Hambrecht + Co, LLC or used to pay stockholders who have exercised their redemption right) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business (other than amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination) may be used to finance operations of the target business.

          We have agreed to pay SBI-e2 Capital, a company established under the laws of the Hong Kong SAR, owned and controlled by Dato’ Sin Just Wong, our chief executive officer, $7,500 per month for office space and general and administrative services including secretarial support. We believe that such fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

          We intend to use the excess working capital shown above for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

          To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

          Our existing stockholders and directors have agreed to advance up to $500,000 under a credit facility evidenced by a non-interest bearing promissory note dated June 20, 2007. Advances under the credit facility will be used to pay a portion of the expenses related to this offering. We intend to repay this loan from the proceeds of this offering. As of September 30, 2007, the principal amount of this loan was $1,159.

          The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

          We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

          Other than the $7,500 aggregate per month administrative fees described above, no compensation will be paid to any of our officers and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table “Working capital to cover miscellaneous expenses, D&O insurance and reserves.” In addition, reimbursement for such expenses will also be paid by us out of the one-half interest on funds held in the trust account and distributed to us each calendar month. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account or such interest income, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

          A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to redeem such shares into cash in connection with a business combination or the extended period which the public stockholder voted against and which we actually consummate or extend, as the case may be. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

          The difference between the public offering price per share of our common stock, assuming no value is attributed to the redeemable warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for an interest in the trust fund), by the number of outstanding common stock.

          At September 30, 2007, our net tangible book value was $7,110. After giving effect to the sale of 7,500,000 shares of common stock included in the units and warrants to purchase 1,200,000 shares of common stock from the private placement, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,249,999 shares of common stock which may be redeemed for an interest in the trust fund) at September 30, 2007 would be $39,117,272 or $5.49 per share of common stock, representing an immediate increase in net tangible book value of $5.49 per share of common stock to the existing stockholders and an immediate dilution of $2.51 per share of common stock or 31% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is $17,099,992 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for an interest in the trust fund of up to 30% of the aggregate number of the shares of common stock sold in this offering less one share at a per share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

          The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the redeemable warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors	5.49
Pro forma net tangible book value after this offering		5.49

Dilution to new investors		$2.51

          The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share

	Number		Percentage	Amount	Percentage

Existing stockholders	1,875,000	(1)	20%	$25,000	0%	$0.01
Private Placement Investors	—		—	$1,200,000	2%	na
New investors	7,500,000		80%	$60,000,000	98%	$8.00

	9,375,000	(1)(2)(3)	100%	$61,225,000	100%	$6.53

(1)	Does not include 281,250 shares of common stock held by our existing stockholders that are subject to redemption by us to the extent that the underwriters’ over-allotment option is not exercised.

(2)

Assumes no exercise of the underwriters’ over-allotment option and, therefore, the redemption of 281,250 shares of common stock previously held by our existing stockholders. To the extent that the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 281,250 shares of common stock held by our existing stockholders, there will be 10,781,250 shares of common stock outstanding after this offering.

(3)	Does not give effect to the exercise of the redeemable warrants and the representative’s unit purchase option.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and the private placement	$7,110
Net Proceeds from this offering, the private placement and sale of underwriters’ option	58,000,100
Less: Amount to be held for the benefit of the underwriters	(1,800,000)
Less: Proceeds held in trust subject to redemption for cash at $7.60 per share(1)	(17,099,992)
$39,107,218
Denominator:
Shares of common stock outstanding prior to the offering and the private placement	1,875,000 (2)
Shares of common stock included in the units offered and in the private placement	7,500,000 (3)

Less: Shares subject to redemption (7,500,000 × 30% less one share)	(2,249,999)
7,125,001

(1)	Does not reflect contingent underwriting compensation held in trust for redemption of shares for cash at $0.24 per share.

2)	Does not include 281,250 shares of common stock held by our current stockholders that are subject to redemption by us to the extent the underwriters’ over-allotment option is not exercised. If the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 281,250 shares of common stock held by our existing stockholders, then we will have 2,156,250 shares of common stock outstanding prior to this offering and the private placement.

(3)	Does not reflect the exercise of redeemable warrants issued in a private placement and the representative’s unit purchase option.

CAPITALIZATION

          The following table sets forth our capitalization at September 30, 2007 and as adjusted to give effect to the private placement, the sale of our units and the application of the estimated net proceeds derived from the sale of our units in the private placement and this offering. The actual stockholders’ equity data as of September 30, 2007 is derived from our audited financial statements. The as adjusted stockholders’ equity data is unaudited.

	September 30, 2007

	Actual	As Adjusted

Note payable to stockholders (1)	$1,159	$0
Stockholders’ equity:
Preferred shares, $0.0005 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0005 par value, 50,000,000 shares authorized; 2,156,250(2) shares issued and outstanding; 9,375,000 (3)(4) shares issued and outstanding, as adjusted (2)	1,078	4,687
Value of common stock which may be redeemed for an interest in the trust fund, as adjusted ($7.60 per share) (5)	—	17,099,992
Additional paid-in capital (5)	23,922	39,120,421
Deficit accumulated during the development stage	(1,536)	(1,536)

Total stockholders’ equity	$23,464	$56,207,210

Total capitalization	$24,623	$56,207,210

(1)

Amounts advanced to us pursuant to the $500,000 credit facility evidenced by a non-interest bearing promissory note dated June 20, 2007 issued to our existing stockholders and directors that is due at the earlier of June 20, 2008 or the closing of this offering. As of September 30, 2007, the principal amount of this loan was $1,159.

(2)	Includes 281,250 shares of common stock held by our existing stockholders that are subject to redemption by us to the extent that the underwriters’ over-allotment option is not exercised.

(3)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the redemption of 281,250 shares of common stock previously held by our existing stockholders. To the extent that the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 281,250 shares of our common stock held by our existing stockholders, there will be 10,781,250 shares of our common stock outstanding after this offering.

(4)	Does not give effect to the exercise of the redeemable warrants and the representative’s unit purchase option.

(5)

If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption into cash of up to 30% of the aggregate number of shares of common stock sold less one share, or 2,249,999 shares, in this offering at a per share redemption price equal to the amount in the trust account, inclusive of $0.24 per share being held in the trust account attributable to the underwriters’ discount and any accrued interest earned on their portion of the trust account not previously distributed to us, net of taxes payable, as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering. The amount of the $17,099,992 represents the possible cash redemption of 2,249,999 shares.

          The Offering consists of issuing 7,500,000 units to the public. Each unit comprises of one share of common stock and one redeemable warrant as described in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          We were formed on June 20, 2007, to serve as a vehicle to effect a stock exchange, asset acquisition or other similar business combination with an operating business having its primary operations in the PRC which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

          We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through this offering of our equity securities.

          To the extent we complete this offering, we have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to an aggregate of 750,000 units as compensation for their services. The units issuable upon exercise of this option are identical to those being sold in this offering, except that the warrants included in the representative’s unit purchase option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units offered in this offering), are not redeemable and will be exercisable on a net issuance or “cashless” basis in lieu of paying the cash exercise price commencing on the date on which such warrants become exercisable, as described elsewhere in this prospectus. The representative’s unit purchase option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expires five years from the date of the prospectus. In lieu of the payment of the exercise price, the option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder and cannot be redeemed for cash by the Company or the option holder.

          The sale of the representative’s unit purchase option will be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, and will be measured at its fair value on the date of the sale in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, which will result in an increase in our cash position and stockholders’ equity by the $100 proceeds from the sale. We have determined based upon a trinomial model, that the estimated fair value of the option on the date of sale would be approximately $2.45 per unit or an aggregate of $1,837,500, assuming an expected life of five years, volatility of 33.78% and a risk-free interest rate of 5.10%. Given that the parameters used in the computation of the fair value of the option change over time, the actual fair value of the option on the date of sale is expected to be different from the estimated fair value computed above. The volatility calculation of 33.78% is based on the latest five year average volatility of an index of 447 companies drawn from the Shanghai Stock Exchange Composite Index that had been trading for at least five years and that had market capitalization of less than $400 million.

         As we do not have a trading history, we estimated the potential volatility of our ordinary share price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the latest five year average volatility of such index because we believe that the average volatility of such index is a reasonable benchmark to use in estimating the expected volatility of our common stock after consummation of a business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to this option, if we do not consummate a business combination within the prescribed time period and liquidate, this option would become worthless.

          Pursuant to Rule 2710(g)(1) of the NASD Conduct Rule, the option to purchase 750,000 units is deemed to be underwriting compensation and therefore upon exercise, the underlying shares and warrants are subject to a 180-day lock-up. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of this offering.

         We estimate that the net proceeds from the sale of the units in this offering and the private placement, after deducting offering expenses of approximately $800,000, underwriting discounts of approximately $2,400,000 (or $2,760,000 if the underwriters’ over-allotment option is exercised in full), and an additional $1,800,000 (or $2,070,000 if the underwriters’ over-allotment option is exercised in full) to be paid to the underwriters if a business combination is consummated (less $0.24 for each share redeemed for cash in connection with our business combination) will be approximately $55,000,000 (or $63,570,000 if the underwriters’ over-allotment option is exercised in full). Of the total proceeds from this offering and the private placement, $57,000,000 (or $65,550,000 if the underwriters’ over-allotment option is exercised in full), which includes the deferred underwriting discount and the proceeds of the private placement, will be held in trust and the remaining $1,000,000 (or $1,090,000 if the underwriters’ over-allotment option is exercised in full) will not be held in trust. We believe that we will use substantially all of the net proceeds of this offering and the private placement to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination, including the payment of legal and accounting expenses and advisory and investment banking fees payable in connection with the business combination. Except for taxes payable out of the interest earned on the trust account and the interest earned on the trust that may be released to us to fund our working capital, funds held in the trust account would only be used to pay such expenses and fees upon the consummation of a business combination, but would not otherwise be available for such uses. To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account (excluding $1,800,000 to be paid to the underwriters upon consummation of a business combination, amounts payable to any stockholders who exercise their redemption rights and expenses associated with the business combination that are in excess of the amounts not held in trust) as well as any other net proceeds not expended may be used to finance the operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) had any discussions, formal or otherwise, with respect to such a transaction, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including one-half of the interest income to be distributed to us each calendar month, will be sufficient to allow us to operate for at least the next 36 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 for staff fees, $270,000 for administrative services and support payable to third parties affiliated with one of our directors (up to $7,500 per month for 36 months), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $560,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums (this includes the $________ that we anticipate we will be able to withdraw from the trust account for working capital purposes). We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

          On June 20, 2007, our existing stockholders and directors agreed to advance us up to $500,00 under a credit facility evidenced by a non-interest bearing promissory note. Advances under the credit facility will be used to pay a portion of the expenses related to this offering. We intend to repay the amounts borrowed under this credit facility from the proceeds of this offering. As of September 30, 2007, we have borrowed $1,159.

PROPOSED BUSINESS

Introduction

          We are a recently organized Delaware blank check company formed to serve as a vehicle for the acquisition of an operating business that has its primary operations in the PRC. Our efforts in identifying a prospective target business will not be limited to a particular industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering, and other than attempting to locate a target business we have no plan of operation for the remainder of 2007. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering.

          Pursuant to our amended and restated certificate of incorporation, the initial business combination must be a transaction with one or more operating businesses having primary business operations located in the PRC and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of the balance of the trust account (excluding underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable). Our initial business combination may involve the simultaneous acquisition or merger of more than one target business.

          Opportunities for market expansion have emerged for businesses with operations in the PRC due to certain changes in the PRC’s political, economic and social policies, as well as certain fundamental changes affecting the PRC and its neighboring countries and regions. We believe that the PRC represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•

the existence of a prolonged economic expansion within the PRC, with gross domestic product growth of approximately 9% on average over the last 25 years, growth of 10.1% for 2004, 10.4% for 2005, and 10.7% for 2006, according to the National Bureau of Statistics of China;

•	increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	access to a highly trained and educated workforce as well as favorable labor rates and efficient, low-cost manufacturing capabilities; and

•	attractive valuations for target businesses within the PRC.

          Without regard to the particular industry sector, we initially intend to seek as potential acquisition targets companies displaying a number of the following characteristics:

•	recurring revenue;

•	stable cash flow;

•	opportunities for organic and acquisition growth;

•	annual revenues of between $50 million and $500 million;

•	at or near profitability; and

•	a superior management team.

          We will focus on sectors that are impacted by the trends discussed in this prospectus and on companies where our international experience can be useful. Our directors and officers have extensive experience in China and the United States and provide us with the operational knowledge, technical expertise and relationships to acquire a business in China. Depending on the specific characteristics of the target business, we may issue debt or equity securities or incur indebtedness in connection with the business combination, which may permit us to invest cash directly into a business that was undercapitalized or otherwise in need of liquid funds.

          We will utilize the collective experience and expertise of our directors and officers to identify potential target acquisitions. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products or broaden our sources of revenue.

          These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above characteristics as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. Nevertheless, upon the completion of such due diligence, we may consummate a business combination with a business target which does not possess any of the foregoing characteristics.

          To date, our efforts have been limited to organizational activities. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Management Expertise

          Our officers and directors have substantial experience in acquiring and operating a wide variety of businesses and as financial advisors to companies in many different industries internationally. Dato’ Sin Just Wong, Matthew McGovern and Michael Friedl also have significant investment experience both in China and the United States. Dato' Sin Just Wong, our chairman of the board and chief executive officer, currently serves as the chairman and chief executive officer of SBI E2-Capital Asia Securities Limited (“SBI E2”). SBI E2 is an investment banking firm focused on small-to-mid cap companies in Asia and has participated in over 100 corporate finance transactions with an aggregate transaction value in excess of US$50 billions. SBI E2 is a leading full-service investment banking firm in Asia with an established equity research division and broad institutional coverage. The firm has served as the lead underwriter of seven public offerings in Hong Kong and Singapore since 2006 and has had broad based experience with the Hong Kong Main Board, Hong Kong GEM, Singapore SESDAQ as well as Japan NASDAQ exchanges. Mr. Wong also has significant experience with reverse merger transactions with including at least eight announced transactions since 2000. Matthew McGovern, our chief operating officer and director and Michael Friedl, our chief financial officer, serve as managing director and chief financial officer, respectively, with the SBI group of companies (the “SBI Group”) which includes a portfolio of public investments and a trading portfolio of short-term financial instruments.

Historical Background

          We were incorporated under the laws of the State of Delaware on June 20, 2007. Our formation was the result of discussions among our existing stockholders and existing and potential management which took place over an extended period prior to June 20, 2007 during which various structures to create an acquisition vehicle were analyzed.

Competitive Strengths

          We believe that we possess several competitive strengths to source, evaluate and execute business combination opportunities in the PRC. Our management team has extensive operational, transactional and financial expertise and experience derived through years of entrepreneurial and investment experience, as well as managing operating companies and divisions of operating companies. Our management has a deep history of international transactions and operations, particularly with respect to transactions and operations in the United States and Asia, along with substantial relationships and connections. We intend to bring to bear all of these skills and knowledge to the search for a target, the acquisition process and the oversight of our acquisition’s operations. Notwithstanding these strengths, our directors and officers may not be able to achieve similar results for us.

Industry Sectors and Trends

          Although our efforts in identifying a prospective target business will not be limited to a particular industry, based upon the industry knowledge of our existing stockholders, we believe that we will have particularly good business combination opportunities in the consumer product industry.

Target Businesses / Sectors

          Consumer Products

          According to the National Bureau of Statistics of China, total consumer retail sales constituted 36.5% of China’s GDP of 20.9 trillion RMB (US$2.7 trillion) in 2006. We believe that consumer spending began to accelerate in 2006, as the government has been prioritizing on plans to boost consumption, raise living standards and rebalance the current account. In order to encourage domestic consumption, government in the PRC has adopted numerous policies, including: (1) abolition of all agricultural taxes, which during the past years accounted for about 4% of total tax revenues or less than 1% of GDP; (2) lifting of the threshold for personal income tax from RMB800 per month to RMB1600; (3) policies encouraging the development of consumer credit; and (4) steps to improve income equality.

          We believe that a number of socioeconomic trends in the PRC also favor growth in demand for consumer products. First, as labor is increasingly utilized, we believe that wage growth is likely to continue, resulting in increasing disposable income and consumer spending. Second, as local governments start to abolish the more-than-half-a-century old huko (household registration) system, the urbanization of the population of the PRC has accelerated, resulting in increased consumption of goods and services. Third, as a result of the gradual improvement in the social security system and labor market conditions, consumer confidence has improved, thus resulting in increased consumer purchasing.

          The expansion of the PRC’s middle class has also resulted in sustained increases in demand for consumption goods and services. Milk and dairy product consumption, for instance, is anticipated by the Ministry of Agriculture PRC to grow at more than 20% annually in the next 5 to 10 years. According to the McKinsey Global Institute, 77% of urban Chinese households currently live on less than 25,000 RMB a year; this figure is expected to drop 10% by 2025. By then, urban households in China will make up one of the largest consumer markets in the world, spending about 20 trillion RMB annually—almost as much as all Japanese households spend today.

          The continued growth of China’s middle class and overall spending capacity will likely drive demand for consumer products. The McKinsey Global Institute projects that by 2025, China’s middle class will reach 520 million people, more than half of the expected urban population of China, with a combined total disposable income of 13.3 trillion RMB. As the PRC further moves towards a service and domestic demand-driven economy from an export-driven economy, we believe that manufacturers and distributors of consumer staples and discretionary goods with well-known brand names could be beneficiaries of increasing consumer purchasing power in both urban and rural areas.

Effecting a Business Combination

General

          We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business or target industry

          To date, we have not selected any target business or target industry on which to concentrate our search for a business combination, but believe that we will likely focus on consumer product companies. None of our officers, directors, advisors, promoters, or other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase, or other business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us. We have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

          Subject to the limitations that the initial business combination must be a transaction with one or more operating businesses having primary business operations located in the PRC and in which the collective fair market value of the target business or businesses is, at the time of such business combination, at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable), as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

          We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. While we do not presently have any arrangements with professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee, retainer or other compensation. In no event, however, will we pay any of our existing officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to, or in connection with, the consummation of a business combination.

Selection of a target business and structuring of a business combination

          Subject to the requirement that the initial business combination with one or more operating businesses must be a transaction in which the collective fair market value of the target business, plus the amount of cash contributed into the target business at the time of the business combination, is at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry into other industries;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

          These criteria are not intended to be exhaustive and no particular factor or factors are determinative. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. Nevertheless, upon the completion of such due diligence, we may consummate a business combination with a business target which does not possess any of the foregoing characteristics.

          The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing officers and directors, or any of their respective affiliates, for services rendered to, or in connection with, a business combination.

Fair market value of business combination

          Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is, at the time of such business combination, at least equal to 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable). In the event we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. We may further seek to acquire a target business that has a fair market value in excess of 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable) on the consummation of this offering by raising additional funds through the sale of our securities, through loans or a combination of both.

          If our management is not able to independently determine that the target business has a sufficient fair market value (for example, if one of the members of our board of directors is affiliated with the target business or if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the amount in the trust account threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to stockholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how stockholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

          While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. If we are able to consummate only a single business combination, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management

          Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

          Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

     Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 24 months (or 36 months if the extension of an additional 12 months is approved by the stockholders) if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within such 18 month period or by expiration of the extended period). In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on US GAAP.

          In connection with the vote required for any business combination or the extended period, all of our existing stockholders, including all of our directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in favor of a business combination or the extended period, as the case may be. This voting arrangement shall not apply to shares of common stock included in units purchased in this offering by any of our existing stockholders or purchased following this offering in the open market by any of our existing stockholders. Accordingly, our existing stockholders may vote on a proposed business combination or the extended period, as the case may be, with respect to shares of common stock included in units purchased by them in this offering or acquired by them in the open market after this offering in any way they choose.We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of stockholders called for the purpose of approving the extended period, if any, exercise their redemption rights, as described elsewhere in this prospectus.

Extension of time to complete a business combination to 36 months

          We have a period of 18 months from the consummation of this offering with which to effect our initial business combination, with an additional six-month period (or a total of 24 months) if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which the combination is not yet complete. However, unlike most other blank check companies, if we have entered into such letter of intent, agreement in principle or definitive agreement within such 18 month period, we may, prior to the expiration of the 24 months period, call a special meeting of our stockholders for the purpose of soliciting their approval to extend by an additional 12 months, the date before which we must complete our business combination, to avoid being required to liquidate, for a total of 36 months from the consummation of this offering.

          We believe that extending the date before which we must complete our business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited US GAAP financial statements of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into such agreement near the end of this 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions.

           While such two-year period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we estimate that it is insufficient, we may, pursuant to our amended and restated certificate of incorporation, call a special meeting of our stockholders for the purpose of extending by additional 12 months, the date before which we must complete our business combination, to avoid being required to liquidate, for a total of 36 months from the consummation of this offering.

           If holders of 30% or more of the shares sold in this offering vote against the proposed extension to 36 months and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of public stockholders who vote at the special meeting called for the purpose of approving such extension.

           If the majority of public stockholders who vote at the special meeting called for the purpose of approving such extension vote in favor of such extension and holders owning no more than one share less than 30% of the shares sold in this offering vote against the proposed extension and elect to redeem their shares, we will then have an additional 12 months with which to complete the initial business combination.

           If the proposal for the extension to 36 months is approved, we will still be required to seek stockholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. Unless a stockholder voted against the proposal to extend to 36 months and exercised such stockholder’s redemption rights, all stockholders will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of stockholders called for the purpose of approving the extended period, if any, exercise their redemption rights, as described elsewhere in this prospectus. If at the end of such 36 month period we have not effected such business combination, we will dissolve as promptly as practicable and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of taxes payable and net of the interest income previously released to us to fund our working capital requirements.

Redemption rights for stockholders voting to reject the extended period or our initial business combination

          Public stockholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to redeem their shares of common stock for a pro rata share of the aggregate amount then in the trust account, inclusive of $0.24 per share being held in the trust account attributable to the underwriters’ deferred discounts and commissions (as calculated as of two business days prior to the commencement of the extended period or the consummation of the business combination, as applicable) and including interest earned on their pro rata portion of the trust account, net of taxes paid or payable on such interest and net of the interest income on the trust account balance previously released to us to fund our working capital and general corporate requirements. Stockholders voting against (i) the extended period will only have the right to cause us to redeem their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their shares if our initial business combination is approved and completed. Public stockholders who cause us to redeem their shares of common stock for a pro rata share of the trust account will be paid their redemption price as promptly as practicable after the date of the special meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own. Without taking into any account interest earned on the trust account, the initial per share redemption price would be $7.60 or $0.40 less than the per unit offering price of $8.00.

          Because our existing holders and directors have agreed to vote their shares for the extended period and business combination, they have forfeited any right to cause us to redeem any shares owned by them prior to this offering in connection with the extended period or our initial business combination.

           An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination, but the request will not be granted unless the stockholder votes against the extension or business combination and the extension or business combination is approved and, in the case of the business combination, is consummated. If a stockholder votes against the business combination or extension but fails to properly exercise such stockholder’s redemption rights, such stockholder will not have its shares of common stock redeemed for its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the applicable meeting. The funds to be distributed to stockholders who elect redemption will be distributed as promptly as practicable after the special meeting of stockholders approving the extended period or after the consummation of the business combination. Public stockholders who cause us to redeem their shares of common stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of stockholders called for the purpose of approving the extended period, if any, exercise their redemption rights, as described elsewhere in this prospectus. We intend to structure and consummate any potential business combination in a manner such that an aggregate of 30% of our public stockholders could cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. There are a few other offerings similar to ours which include redemption provisions greater than 20%. We have increased the redemption percentage to 30% from the more typical 20% in order to reduce the likelihood that a small group of investors holding a large block of our common stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders and to be competitive with other offerings by blank check companies currently in the market.

          The initial redemption price will be approximately $7.60 per share. As this amount is lower than the $8.00 per share offering price (assuming that the entire purchase price of the units was allocated to the ordinary shares) and it may be less than the market price of the common stock on the date of redemption, there may be a disincentive on the part of public stockholders to exercise their redemption rights.

Dissolution and Liquidation if no business combination

          In accordance with our amended and restated certificate of incorporation, in the event that we do not complete a business combination within 18 months after the consummation of this offering, or within 24 or 36 months if the extension criteria described below have been satisfied, we will promptly adopt a plan of distribution of our assets and initiate procedures for our dissolution. Upon the approval by our stockholders of our dissolution and plan of distribution of assets, we will distribute our assets, (including the amount in the trust account and accrued interest on such amount net of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses and net of taxes), and after paying or reserving for payment amounts sufficient to cover our liabilities and obligations (from assets outside the trust account and, if necessary, within the trust account) and the costs of dissolution (from assets outside the trust account) and distribute the remaining assets solely to our public stockholders. This provision may not be amended unless we obtain the vote of holders of 95% of our outstanding common stock. We cannot assure you that third parties will not seek to recover from assets distributed to our public stockholders any amounts owed to them by us. Under the Delaware General Corporation Law, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them after dissolution.

          After making provisions for any pending, or potential claims, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, plus any remaining net assets net of taxes payable. We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our termination date and anticipate it will take no more than 10 business days to effect such distribution. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. In addition, the underwriters and WR Hambrecht + Co, LLC have agreed to waive their rights to the $1,800,000 ($2,070,000 if the underwriters’ over-allotment option is exercised in full) of contingent underwriting compensation deposited in the trust account for their benefit. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

          If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, we expect the initial per share liquidation price to holders of the 7,500,000 shares (8,625,000 shares if the underwriters’ over-allotment option is exercised in full) entitled to participate in liquidation distributions to be equal to approximately $7.60 per unit, or $0.40 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. In such event, we cannot assure you that the actual per share liquidation price will not be less than $7.60, including interest (net of taxes paid or payable, which taxes, if any, shall be paid from the trust account), due to claims of creditors (including costs and expenses incurred in connection with our plan of dissolution and liquidation currently estimated at approximately $75,000 to $125,000). Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, claims alleging fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Pursuant to agreements with us and WR Hambrecht + Co, LLC, in order to protect the amounts held in trust each of our directors will be personally liable for the claims of any third party in proportion to their respective beneficial interest in our company immediately prior to this offering, if we did not obtain a valid and enforceable waiver from a third party, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Prior to this offering, all of our directors beneficially own all of our outstanding shares of common stock. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that they would be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per share liquidation value receivable by our public stockholders will not be less than $7.60 per share, plus interest (net of taxes paid or payable), due to claims of creditors.

          We believe the likelihood of a member of our board of directors having to indemnify the trust account is limited because we will endeavor to have all third parties execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The indemnification provisions are set forth in the form of insider letters to be executed by each of our directors. The insider letters provide that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, prospective target business or other entity, the indemnification will not be available. The form of insider letters to be executed by each of our directors are exhibits to the registration statement of which this prospectus forms a part.

          Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we makes reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90 day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 18, 24 or 36 month period, and therefore, we do not intend to comply with such procedures. Because we will not be complying with those procedures, we are required pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

          Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the date 18 months following the consummation of this offering if we do not effect a business combination within such 18 month period (or within 24 months (or 36 months if the extension of an additional 12 months is approved by stockholders) following the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within such 18 month period or by the expiration of the extended period) this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to, or distributions from, our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

          Our public stockholders shall be entitled to receive funds from the trust account only in the event of dissolution and liquidation or if the stockholders seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Alternative structures to comply with regulations in certain Chinese industries

          We intend to acquire an operating business that has its primary operations in the PRC. We may make this acquisition through a stock exchange, asset acquisition or other similar business combination. However, there are a number of industries in China in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if our target business is in an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners.

          We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business (the “Chinese Operating Company”) and its stockholders enter into a series of contracts that are designed to secure for us economic benefits and to assume by risks of losses that are substantially similar to full ownership. These contracts could result in a structure where, in exchange for our payment of the acquisition consideration, the Chinese Operating Company would be owned 100% by Chinese residents whom we designate (the “Nominees”), and the Chinese Operating Company would continue to hold the requisite licenses for the target business. We may also establish a new subsidiary in China (the “Chinese Subsidiary”) which would provide technology, technical support, consulting and related services to the Chinese Operating Company in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the Chinese Operating Company.

          These contractual arrangements would be designed to provide the following:

•	our exercise of substantial control over the Chinese Operating Company;

•	a substantial portion of the economic benefits of the Chinese Operating Company would be transferred to us; and

•

we, or our designee, would have an exclusive option to purchase all or part of the equity interests in the Chinese Operating Company owned by the Nominees, or all or part of the assets of the Chinese Operating Company, in each case when and to the extent permitted by Chinese regulations.

          We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Amended and Restated Certificate of Incorporation

          Immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, we shall file our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, $57,000,000 (or a greater amount up to $65,550,000 depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement, and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination, except for the purpose of paying taxes on the interest on the trust account, and except for one-half of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses, upon our dissolution and liquidation or as otherwise permitted in the amended and restated certificate of incorporation;

•	if the extended period is approved, public stockholders who voted against such proposal and exercised their redemption rights will receive their pro rata share of the trust account;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•

we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of stockholders called for the purpose of approving the extended period, if any, exercise their redemption rights, as described elsewhere in this prospectus;

•

if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account net of income taxes payable and the deferred underwriting discount;

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including distribution of our assets, and we will not be able to engage in any other business activities;

•	our management will take all actions necessary to liquidate our trust account to our public stockholders as part of our plan of distribution if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus;

•	our stockholders’ right to receive a portion of the trust fund are limited such that they may only receive a portion of the trust fund upon liquidation of our trust account to our public stockholders as part of our plan of distribution or upon the exercise of their redemption rights; and

•

we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business whose fair market value is, at the time of such business combination, equal to at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable).

          Our amended and restated certificate of incorporation requires that we obtain the vote of holders of 95% of our outstanding common stock to amend certain provisions of our amended and restated certificate of incorporation. However, the validity of such supermajority voting provisions under Delaware law has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the certificate of incorporation would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

          In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. As of November 26, 2007, there are approximately 63 blank check companies with more than $8.3 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•

our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding redeemable warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

          Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

          If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Government Regulations

Regulation of Foreign Currency Exchange and Dividend Distribution

          Foreign currency exchange. Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

          Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions. Pursuant to recent regulations issued by the SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

          On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

          On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition”, making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

          On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

          According to Notice 75:

•

prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•

an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•

an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

          Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

          As a Delaware company, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

          As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our stockholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our stockholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

          Dividend distribution. The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;

•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;

•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

•	The Foreign Investment Enterprise Law (1986), as amended; and

•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

          Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

          On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, CSRC and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which will take effect from September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation.

          The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remains unchanged as those in the interim regulation. The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

          The Anti-monopoly Chapter in the new regulation is more or less the same as the existing interim regulation, although the Chinese government is recently tightening such control, curbing Carlyle’s U.S.$375 million deal to take control of China’s top machinery maker, Xugong Group Construction Machinery.

          We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of a business combination. However, we are confident our strong government and industrial connections and in-depth understanding of Chinese markets would help us minimize the negative impacts.

Regulations of Foreign Investment in Value-Added Telecommunications Services

          China’s Ministry of Information Industry issued the Notice on Strengthening Regulation of Foreign Investment in and Operations of Value-Added Telecom Services on July 13, 2006. The circular clarified the existing regulatory framework governing foreign investment in Internet and other value-added telecommunications businesses, and amplified certain principles set forth in the Administration Regulations on Foreign-Invested Telecom Enterprises issued in December 2001. It called into question the so-called “Sina-Structure” which utilized the “Captive Company Contracts” to create a legal structure of contractual relationships. According to this circular, the Internet domain names, registered trademarks, location of premises, servers and other facilities must be owned by the local operators.

          The impact from such circular would highly depend on how the MII enforces such regulation. It may lead to a significant change in relevant deals.

Facilities

          We maintain our executive offices at 43rd Floor, Jardine House 1 Connaught Place, Hong Kong, China. The cost for this space, which is provided by SBI-e2 Capital, an affiliate of Dato’ Sin Just Wong, our chairman of the board of directors and chief executive officer, is $7,500 per month and includes certain other additional services provided by SBI-e2 Capital pursuant to a letter agreement between us and SBI-e2 Capital. We believe that based on rents and fees for similar services in the Hong Kong Central area, that the fee charged by SBI-e2 Capital is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Officers and Employees

          We have three officers, two of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Messrs. Wong, McGovern, and Friedl to each devote an average of approximately 80 hours per month to our business. We intend to hire consultants in order to assist us in the search, due diligence for and consummation of a business combination.

Periodic Reporting and Financial Information

          We will register our units, common stock and redeemable warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

          We will not acquire a target business if audited financial statements based on U.S. generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

          We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

          To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

          The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and the private placement and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$57,000,000 of the net offering and the private placement proceeds will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.

$51,132,600 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $57,000,000 of net offering and the private placement proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. having a maturity of 180 days or less.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.

Limitation on Fair Value or Net Assets of Target Business

The initial target business or businesses that we acquire must have a fair market value, equal to at least 80% of our net assets at the time of such acquisition (less deferred underwriting discounts and commissions).

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The shares of common stock and redeemable warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K.

No trading of the units or the underlying shares of common stock and redeemable warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the redeemable warrants

The redeemable warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The redeemable warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to cause us to redeem his, her or its shares for a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of taxes on such interest and net of one-half the interest income earned on the trust account balance and released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of the 18, 24, or 36 month period, as applicable, we have not obtained stockholder approval for an alternate initial business combination, we will dissolve and liquidate and promptly distribute the proceeds of the trust account, including accrued interest, net of taxes on such interest and net of interest income previously released to us to fund our working capital requirements.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he

	Terms of Our Offering	Terms Under a Rule 419 Offering

or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued

Business combination deadline

Our initial business combination must occur within 18 months after the consummation of this offering or within 24 months (or within 36 months if the extension of an additional 12 months is approved by stockholders) after the consummation of this offering if a letter of intent, an agreement in principle or definitive agreement relating to a prospective business combination is executed before the 18-month period or 24-month period, as the case may be, ends or by the expiration of the extended period; if our initial business combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest, net of taxes on such interest and net of interest income previously released to us to fund our working capital requirements.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation of our company approved by our stockholders upon our failure to effect a business combination within the allotted time except that to the extent the trust account earns interest we are permitted from time to time to receive disbursements of that interest for the purposes of (i) paying taxes and (ii) distributing on a monthly basis one-half of the accrued interest on the trust fund, net of taxes, to fund our working capital requirements. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders as part of our plan of dissolution and liquidation, see “Proposed Business – Dissolution and liquidation if no business combination.”

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Interest payment	One-half of the interest earned on the trust account, net of taxes, will be released to us monthly to fund our working capital requirements, with such amount to be	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the

Terms of Our Offering	Terms Under a Rule 419 Offering

released for working capital purposes. In addition, interest earned may be disbursed for the purposes of paying taxes.

completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors, Executive Officers and Key Consultant

          As of November 30, 2007, our current directors, executive officers and key consultant are as follows:

Name	Age	Position	Expiration of Term

Dato’ Sin Just Wong	41	Chairman of the board of directors and chief executive officer	2009

Matthew McGovern	33	Director and chief operating officer	2008

Michael R. Friedl	44	Chief financial officer and secretary

KL Wong	37	Consultant	-

Dato’ Sin Just Wong

           Dato’ Sin Just Wong has served as our chairman of the board of directors and chief executive officer since June 20, 2007. Mr. Wong has served as the chairman and chief executive officer of SBI e2-Capital Asia Securities Limited, a company he founded in September 1999. He also serves as Director and Chief Investment Officer of SBI e2-Capital Asset Management Limited since its formation in August 2006. Since April 2000, Mr. Wong has also served as executive co-chairman of e2-Capital (Holdings) Limited. From April 2001 to April 2007, Mr. Wong has served as Chief Executive Officer of Softbank Investment International Strategic Limited, a company listed on the Hong Kong Stock Exchange. Since August 2001, Mr. Wong has served as a member of the board of Softtech, which manages the Hong Kong Government Innovation and Technology Council Applied Research Fund. Since September 2007, Mr. Wong has served as the Chairman of Suncorp Technologies Limited, a company listed on the Hong Kong Stock Exchange. Since January 2007, Mr. Wong has served as Vice-Chairman of China Renji Medical Group Limited, a listed company which operates and manages a network of medical centers in China specializing in the treatment and diagnosis of cancer. Since January 2006, Mr. Wong has served as a council member of the Better Hong Kong Foundation, a community foundation actively involved in promoting Hong Kong and China to the outside world. Mr. Wong’s other non-executive directorship of companies listed on the Hong Kong Stock Exchange include Capital Strategic Limited, China.com Inc. and China Zenith Chemical Group Ltd. Mr. Wong holds a degree of Bachelor Engineering (First Class Honors) from the Imperial College of Science, Technology and Medicine in London and was qualified with the Institute of Chartered Accountants, England and Wales.

Matthew McGovern

          Matthew McGovern has served as our chief operating officer since June 2007. Mr. McGovern has served as a managing director of SBI Group since 2001. The SBI Group includes a portfolio of public and private investments and a trading portfolio of short-term financial instruments. These investments include debt and equity structures in companies in Europe, Asia and in the US. He sits on the Board of Directors of Electronic Recyclers International, an SBI Group portfolio company he helped found in 2005. Prior to joining the SBI Group, Mr. McGovern worked with Cap Gemini Ernst & Young’s New Ventures Group, a corporate venture capital portfolio. Mr. McGovern holds a master’s degree in Organizational Behavior and a doctorate in Organizational Development from the College of Organizational Studies at CSPP. Mr. McGovern received his BS from Miami University, in Oxford, Ohio.

Michael R. Friedl

          Michael R. Friedl has served as our chief financial officer and corporate secretary since June 2007. Since August 2006, he has served as chief financial officer of the SBI Group. From 2003 through July 2006, he was the vice president of finance & operations for eEye Digital Security, a publisher of network security software. From May 1999 through June 2003, he served as chief financial officer, corporate secretary and treasurer for Avalon Digital Marketing Systems, a publicly-traded digital marketing software and services company which was listed on the NASDAQ Small Cap Market. In September 2003, Avalon Digital Marketing Systems filed a petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Friedl is a certified public accountant and is a member of the American Institute of Certified Public Accountants. He holds a B.B.A. in accounting from Kent State University.

Kean Li Wong

          Kean Li Wong has served as our Consultant since June 2007. Since March 2001, he has served as Vice President and, subsequently, Executive Director and President of Softbank Investment International (Strategic) Limited (recently renamed as China Renji Medical Group Limited), a company listed on the main board of the Hong Kong Stock Exchange, where he oversees the group’s investment portfolios as well as the group’s overall management. Since November 2003, he has also served as Director of SIIS Investment Management Limited, which managed the Softbank Asia Net-Trans Fund, of which he has also served as Director and Chief Legal Officer. In addition, he serves as a board director of the Monte Jade Science and Technology Association of Hong Kong, an association with over 4,000 members, which regularly holds forums promoting technology investments by supporting entrepreneurship and fostering partnership between technology companies and investors in America and Asia. He was formerly the Vice President, Business Development, of China.com Inc. and Senior Counsel and Business Development Director of CDC Corporation. Prior to that, he was an associate lawyer with the international law firm Clifford Chance where he specialized in Chinese law. He holds an MA in Law from Cambridge University, England.

          Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Dato’ Sin Just Wong and Matthew McGovern will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Dato’ Sin Just Wong, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Matthew McGovern will expire at the third annual meeting.

Director Independence

          Currently, our board of directors has no “independent directors” as such term is defined in Rule 10A-3 of the Exchange Act. We intend to locate and appoint at least three additional independent directors to serve on the board of directors within one year after the completion of the offering. We anticipate that our board of directors will then form an audit committee and a nominating committee and adopt charters for such committees, as well as a code of conduct and ethics that will govern the conduct of our directors, officers and employees.

Guidelines for Selecting Director Nominees

          We will establish guidelines for selecting nominees that generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company and be able to promote a diversity of views based on the person’s education, experience and professional employment.

Advisory Board

          We also may consult, from time to time, with certain individuals whom we call our special advisors who have experience in many industries in China which we from time-to-time determine to target. These advisors may assist us in our search for and evaluation of our target business and other matters relating to our operations. Currently we have no members of the advisory board. Our advisory board members will not owe us any fiduciary duties with respect to the execution of their duties. No compensation of any kind, including finder’s and consulting fees, will be paid by us to any of our special advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination.

Executive and Director Compensation

          No executive officer or director has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay SBI-e2 Capital, an affiliate of Dato’ Sin Just Wong, our Chairman of the board of directors and chief executive officer, $7,500 per month for office space and general and administrative services including secretarial support. This arrangement is being agreed to by Dato’ Sin Just Wong and SBI-e2 Capital for our benefit and is not intended to provide Dato’ Sin Just Wong compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No other executive officer or director has a relationship with or interest in SBI-e2 Capital. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

          Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors, Executive Officers and Key Consultant.”

•	None of our directors are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	Our directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders since each of our directors will be subject to a lock-up agreement, which only terminates following our consummation of a business combination. The personal and financial interests of our directors may influence his/their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their securities.

•	Our directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors were included by a target business as a condition to any agreement with respect to a business combination. We have been advised by our directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.

•

Since our directors beneficially own shares of common stock which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors, officers and advisors may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•	None of our existing stockholders, officers and directors has indicated to us that he intends to purchase units in the offering; however, our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination or the extended period.

•

Since our directors own shares of our common stock that will become transferable only if a business combination is completed and warrants that will expire worthless if a business combination is not consummated, our directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.

•

It is possible that one or more of our directors and officers may enter into consulting or employment agreements with us as part of a business combination pursuant to which they may be entitled to compensation for their services following the business combination; such agreements will be negotiated at the same time as the business combination agreement is being negotiated but these agreements will not be the determining factor as to which target business is chosen.

•	The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. These interests may include their equity interests in the target company, reimbursements for expenses to the extent we have access to insufficient proceeds outside of the trust account for such reimbursement and any interest in employment with potential target businesses.

•	Directors and officers will receive reimbursement for out-of-pocket expenses incident to the offering and identifying and investigating a suitable business combination.

•	Although there are no current plans to do so, we may enter into a business combination with an entity affiliated with one of our officers and directors.

          In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

          Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

          Certain of our officers and directors have pre-existing fiduciary obligations to other entities that may cause them to have conflicts of interest in determining to which entity they present specific business opportunities. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he has a pre-existing fiduciary obligation to, he may honor his pre-existing fiduciary obligation to that entity. Accordingly, he may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities.

          In connection with the vote required for any business combination or the extended period, all of our existing stockholders, including all of our directors, have agreed to vote the shares of common stock acquired by them prior to this offering in favor of our initial business combination or the extended period. In addition, they have agreed to waive their respective rights to conversion of their shares in connection with the vote on our initial business combination and the extended period and to participate in any distribution, but only with respect to those shares of common stock acquired by them prior to this offering.

          To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity, which is affiliated with any of our existing stockholders, officers or directors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. If our management is not able to independently determine that the target business has a sufficient fair market value (for example, if one of the members of our board of directors is affiliated with the target business or if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the amount in the trust account threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to stockholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how stockholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

          Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that would conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation

Dato’ Sin Just Wong	SBI-E2 Capital Asia Securities Limited
E2-Capital (Holdings) Limited
Softbank Investment Group Hong Kong
China Renji Medical Group Limited
Capital Strategic Investment Limited
China.com Inc.
CDC Games Inc.
CDC Software Inc.
Chairman and CEO Executive Co-Chairman Chairman CEO Vice-Chairman and CEO Director Director Director Director

Matthew McGovern	SBI Group Electronic Recyclers International	Managing Director Board of Directors

Michael R. Friedl	SBI Group	CFO

Kean Li Wong	China Renji Medical Group Limited SIIS Investment Management Limited Intelligent Edge Technologies Berhad	Executive Director and President Director Managing Director

          These individuals have no other fiduciary obligations that would take priority with respect to the fiduciary obligations they owe to us. None of our officers and directors has initiated any contacts or discussions on our behalf. None of the officers or directors has established any individual criteria for use by us when such contacts or discussions begin. These individuals have agreed, however, to present to us all appropriate opportunities following satisfaction of their prior fiduciary duties.

Limitation of Director and Officer Liability

          Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

          These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers.

pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

          The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

          Unless otherwise indicated, (1) we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them and (2) the address of the referenced individual is c/o China Pacific Acquisition Corp., 43rd Floor, Jardine Place, 1 Connaught Place, Hong Kong, China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership				Approximate Percentage of Outstanding Common Stock

	Before Offering		After Offering		Before Offering	After Offering

Dato’ Sin Just Wong	937,500	(1)	937,500	(2)	50%	10%
Jardine House 1 Connaught Place 43rd Floor Hong Kong SAR China

Matthew McGovern c/o SBI-USA LLC 610 Newport Center Drive Suite 1205 Newport Beach, California 92660	937,500	(1)	937,500	(2)	50%	10%

Michael R. Friedl c/o SBI-USA LLC 610 Newport Beach Center Drive Suite 1205 Newport Beach, California 92660	—		—		—	—

All directors and executive officers as a group (three individuals)	1,875,000	(1)	1,875,000	(2)	100%	20%

(1)

Does not include 140,625 shares of common stock held by each of our existing stockholders that are subject to redemption by us to the extent that the underwriters’ over-allotment option is not exercised.

(2)

Assumes no exercise of the underwriters’ over-allotment option and, therefore, the redemption of 140,625 shares of common stock held by each of our existing stockholders. To the extent that the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 140,625 shares of common stock held by each of our existing stockholders, then each of our existing stockholders will beneficially own 1,078,125 after this offering.

        If the underwriters determine the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

          None of our existing stockholders, officers or directors has indicated to us that he or she intends to purchase units in the offering. Assuming these securities are not purchased, immediately after this offering and the private placement, our existing stockholders, which include all of our directors, collectively, will beneficially own 20% of the then issued and outstanding shares of common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

          All of the shares of common stock outstanding prior to the date of this prospectus as well as the warrants sold in the private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	six months after the consummation of a business combination; or

•

the consummation of a liquidation, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

          During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except to their spouses and children or trusts established for their, or his own benefit, or companies they or such trusts control, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to shares of common stock owned by them prior to the date of this prospectus.

          The warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the representative of the underwriters permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. In no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

          We consider our Sponsors to be our “parent” and “promoters”, as these terms are defined under the federal securities laws.

CERTAIN TRANSACTIONS

          On June 20, 2007, we issued to the following directors and officers the number of shares of common stock set forth opposite their respective names for consideration of $0.012 per share.

Name	Number of Shares	Relationship to Us

Dato’ Sin Just Wong	1,078,125	Stockholder, chairman of the board and chief executive officer

Matthew McGovern	1,078,125	Stockholder, chief operating officer, and director

          We will redeem, for no consideration, that number of shares of common stock held by our existing stockholders, up to a maximum of 281,250 shares, necessary to ensure that the number of shares of common stock which they hold prior to this offering, exclusive of shares underlying the private placement warrants or any securities purchased in the aftermarket, equals 20% of the outstanding shares of common stock immediately after this offering and the exercise, if any, of the underwriters’ over-allotment option.

          On June 20, 2007, we entered into an agreement with our directors to purchase warrants to acquire a warrant for an aggregate of 1,200,000 shares of common stock from us at a price of $1.00 per warrant, for a total of $1,200,000, in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those included in the units sold in this offering, except that these warrants will not be transferable or salable by our directors or their permitted transferees, subject to the exceptions described in this prospectus, until we complete a business combination, and will not be redeemable while held by our directors or their permitted transferees. In addition, commencing on the date when these warrants become exercisable, these warrants and the underlying common stock are entitled to registration rights.

          The existing stockholders and directors have agreed to vote all the shares of common stock acquired from us prior to this offering in favor of a business combination and the extended period, and these stockholders will not have any conversion rights with respect to such shares. In addition, each of our directors has agreed to waive all rights to liquidation with respect to such shares if we do not complete a business combination or the extended period. Each director has agreed that he will not sell or otherwise transfer the warrants acquired in the private placement until after we consummate a business combination as described in this prospectus and will waive his rights to conversion of these shares in connection with the vote on our initial business combination or the extended period and to liquidation proceeds with respect to such shares in the event we fail to consummate a business combination.

          The holders of the majority of these shares of common stock will be entitled to make up to three demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares of common stock may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before six months after the consummation of a business combination. In addition, these stockholders have unlimited “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

          We have agreed to pay SBI-e2 Capital, an affiliate of Dato’ Sin Just Wong, our chairman of the board and chief executive officer, $7,500 per month for office space and general and administrative services including secretarial support. This arrangement is being agreed to by SBI-e2 Capital, an affiliate of Dato’ Sin Just Wong, for our benefit and is not intended to provide Dato’ Sin Just Wong compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving these transactions.

          On June 20, 2007, our existing stockholders and directors agreed to advance us up to $500,000 under a credit facility evidenced by a non-interest bearing promissory note. Advances under the credit facility will be used to pay a portion of the expenses related to this offering. We intend to repay these loans from the proceeds of this offering. As of September 30, 2007 we have borrowed $1,159.

          We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

          Other than the $7,500 aggregate per month administrative fees and reimbursable out-of-pocket expenses described above, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing officers, directors, and advisor or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination.

          Our current stockholders and directors purchased 2,156,250 shares of our common stock on June 20, 2007, an amount that is 20% of the total of the number of shares that will be outstanding after this offering, assuming that the underwriters exercise the over-allotment option in full. We will redeem, for no consideration, that number of shares of common stock held by our existing stockholders, up to a maximum of 281,250 shares, necessary to ensure that the number of shares of common stock which they hold prior to this offering, exclusive of shares underlying the private placement warrants on any securities purchased in the aftermarket, equals 20% of the outstanding shares of common stock immediately after this offering and the exercise, if any, of the underwriters’ over-allotment option.

          All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans, by our directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

          We are a Delaware company and our affairs are governed by our amended and restated certificate of incorporation and by-laws and the General Corporation Law of the State of Delaware, or the DGCL. The following are summaries of material provisions of our new amended and restated certificate of incorporation and by-laws insofar as they relate to the material terms of our stock. We have filed copies of our amended and restated certificate of incorporation and by-laws as exhibits to the registration statement of which this prospectus forms a part.

          As of the date of this prospectus, our authorized share capital consists of 55,000,000 shares, divided into 50,000,000 shares of common stock, par value $0.0005 per share, and 5,000,000 shares of preferred shares, par value $0.0005 per share. As of the date of this prospectus there are 2,156,250 shares of common stock outstanding (including 281,250 shares of common stock held by existing stockholders that are subject to redemption by us to the extent that the underwriters’ over-allotment option is not exercised). There are no preferred shares outstanding.

Units

          Each unit consists of one share of common stock and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock. The shares of common stock and redeemable warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters informs us of their decision to allow earlier separate trading, provided that in no event may the shares of common stock and redeemable warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet as soon as practicable following the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock

          Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination or the extended period, all of our existing stockholders, including all of our directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in favor of any business combination our officers negotiate and present for approval to our stockholders. Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination or approve the extended period, but only with respect to those shares of common stock acquired by them prior to this offering. However, our existing stockholders, including all of our directors, will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

          We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of stockholders called for the purpose of approving the extended period, if any, exercise their redemption rights, as described elsewhere in this prospectus. Even if less than 30% of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds, at the time of such business combination, less than a fair market value at least equal to 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $1,800,000 or approximately $2,070,000 if the underwriters’ over-allotment option is exercised in full and taxes payable) which amount is required as a condition to the consummation of our initial business combination, and we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

          If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months (36 months if the extended period has been approved) from the consummation of this offering if a letter of intent, an agreement in principle or definitive agreement has been executed within the 18-month period and the business combination has not yet been consummated within the 18-month period), then we will be obligated to take all action necessary to dissolve and liquidate. Upon our dissolution, the funds held in the trust account will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our existing stockholders have agreed to waive their respective rights with respect to shares outstanding before this offering, including shares purchased in the private placement, to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of the shares of common stock owned by them immediately prior to this offering.

          Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account, inclusive of any interest (net of taxes payable), if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the redeemable warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

          Our amended and restated certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future..

Redeemable Warrants

          No redeemable warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one share of common stock at a price of $6.00 per share, as well as on a net issuance or “cashless” basis in lieu of paying the cash exercise if the warrants are redeemed, as described elsewhere in this prospectus, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

          The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

          We may call the redeemable warrants for redemption,

•	in whole and not in part,

•	at a price of $0.01 per redeemable warrant at any time after the redeemable warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each redeemable warrant holder, and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to redeemable warrant holders.

          We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption either by payment of the exercise price or on a net issuance or “cashless” basis in lieu of paying the cash exercise price. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

          The redeemable warrants will be issued in registered form under a redeemable warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the redeemable warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.

          The exercise price and number of shares of common stock issuable on exercise of the redeemable warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization or reorganization. However, the redeemable warrants will not be adjusted for issuances of common stock at a price below the redeemable warrants respective exercise prices.

          The redeemable warrants may be exercised upon surrender of the redeemable warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the redeemable warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised or on a net issuance or “cashless basis” in lieu of paying the cash exercise price if we call the warrants for redemption. The redeemable warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their redeemable warrants and receive common stock. After the issuance of common stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

          No redeemable warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the redeemable warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Under the terms of the redeemable warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the redeemable warrants until the expiration of the redeemable warrants. However, we cannot assure you that we will be able to do so. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the redeemable warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the redeemable warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

          No fractional shares will be issued upon exercise of the redeemable warrants. If, upon exercise of the redeemable warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the redeemable warrant holder.

          Prior to the completion of this offering, we will sell to our existing stockholders warrants to acquire an aggregate of 1,200,000 shares of common stock from us at a price of $1.00 per warrant, in a private placement. The warrants purchased in the private placement will be identical to those included in the units sold in this offering, except that these warrants will not be transferable or salable by our directors or their permitted transferees, subject to the exceptions described in this prospectus, until we complete a business combination, and will not be redeemable while held by our directors or their permitted transferees. We have agreed to file a registration statement upon the request of our existing stockholders that will cover the resale of the common stock issuable upon the exercise of the warrants issued in the private placement and the common stock that are issuable upon exercise of the warrants issued in the private placement.

Purchase Option

          We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 750,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in the offering), are not redeemable and will be exercisable on a net issuance or “cashless” basis in lieu of paying the cash exercise price commencing on the date on which such warrants become exercisable, as described elsewhere in this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting – Purchase Option.”

Dividends

          We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Listing

          We intend to apply to have our units listed on the American Stock Exchange under the symbol “_______” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “_____” and “______”, respectively.

Our Transfer Agent and Warrant Agent

          The transfer agent for our securities and warrant agent for our redeemable warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

          Immediately after this offering and the private placement, we will have (i) 9,375,000 shares of common stock outstanding if the underwriters’ over-allotment option is not exercised and we are obligated to redeem 281,250 of our common stock from our existing stockholders to ensure that the number of shares of common stock which such existing stockholders hold prior to this offering, exclusive of shares underlying the private placement warrants on any securities purchased in the aftermarket, equals 20% of the outstanding shares of common stock immediately after this offering, or (ii) 10,781,250 shares if the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 281,250 shares of our common stock held by our existing stockholders. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,875,000 shares of common stock (exclusive of 281,250 shares of common stock held by our existing stockholders, that are subject to redemption by us to the extent the underwriters’ over-allotment option is not exercised) or 2,156,250 shares of common stock assuming the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 281,250 shares of common stock held by our existing stockholders) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to June 20, 2008 under any circumstances and may never be eligible for sale under Rule 144 pursuant to the SEC’s current position on this matter. See “Shares Eligible for Future Sale - SEC Position on Rule 144 Sales”. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable, subject to certain limited exceptions for transfers to spouses, children and controlled trusts or companies, until six months after the consummation of a business combination. The shares of common stock held in the escrow account will only be released prior to these dates subject to certain limited exceptions.

Rule 144

          In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 107,812 if the underwriters exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

          Sales under Rule 144, as currently in effect, are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

          Under Rule 144(k), as currently in effect, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

          The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

          The holders of our 1,875,000 (exclusive of 281,250 shares of common stock held by our existing stockholders that are subject to redemption by us to the extent the underwriters’ over-allotment option is not exercised) or 2,156,250 (assuming the underwriters’ over-allotment option is exercised in full and, therefore, we are not obligated to redeem 281,250 shares of common stock held by our existing stockholders) issued and outstanding shares of common stock on the date of this prospectus and the holders of the shares of common stock issuable upon the exercise of the warrants sold in the private placement will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to three demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have unlimited “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

          The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through such entities.

          This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

          As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

          The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of units, common stock and warrants.

          This discussion is only a summary of material United States federal tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any state, local, non-U.S. or non-income tax laws and any applicable tax treaty.

General

          There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

          Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions.

          If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

          Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

          Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

          Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, and, if provided in an applicable income tax treaty, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

          A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock.

          In general, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition of our common stock or warrants if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical securities within 30 days before or after any disposition.

          Any gain realized by a non-U.S. holder on the disposition of our common stock generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed place of business of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns more than five percent of the common stock.

          Net gain realized by an individual non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

          We currently are not a “United States real property holding corporation”. Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock.

          In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

          In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the stockholder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

          If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “— Dividends and Distributions”. After the application of those rules, any remaining tax basis of the holder in the redeemed common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant.

          Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”) and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Call, or Expiration of a Warrant

          Upon a sale, exchange (other than by exercise), call, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the common stock and the warrants are not trading separately at the time of the disposition, the portion of the amount realized on the disposition or expiration that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations.

          The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

          Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

          Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

          The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

          A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

          Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

          In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which W.R. Hambrecht + Co, LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

W.R. Hambrecht + Co, LLC

Total	7,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

          The underwriters may deliver prospectus’ via e-mail both as a PDF document and by a link to the Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

          We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[_______] per unit and the dealers may reallow a concession not in excess of $[_______] per unit to other dealers.

          Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the redeemable warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the shares of common stock and redeemable warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

          However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

          We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

          The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option

Public offering price	$8.00	$60,000,000	$69,000,000
Discount(1)	$0.32	$2,400,000	$2,760,000
Non-accountable expense allowance	$0.02	$150,000	$150,000
Contingent underwriting compensation(2)	$0.24	$1,800,000	$2,070,000
Proceeds before other expenses(3)	$7.42	$55,650,000	$64,020,000

(1)

This amount does not include $1,800,000 of the underwriting discount ($0.24 per unit), equal to 3% of the gross proceeds of this offering (excluding the over-allotment option), which the underwriters have agreed will be deferred and will be paid to the underwriters only upon the consummation of a business combination, less $0.24 for each share redeemed for cash in connection with our business combination. Such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in the trust account upon the consummation of a business combination. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred discount. No discounts or commissions are payable with respect to the warrants issued in the private placement.

(2)	Represents 3% of the gross proceeds from the sale of units in this offering that will be paid to the underwriters only upon consummation of a business combination. In the event that a business combination is consummated, this amount will reduced by $0.24 for each share redeemed by our public stockholders in cash in connection with such business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public stockholders.

(3)	The expenses of this offering and the private placement are estimated to be approximately $800,000.

Representative’s Unit Purchase Option

          To the extent we complete the public offering, we have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 750,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in the offering), are not redeemable and will be exercisable on a net issuance or “cashless” basis in lieu of paying the cash exercise price commencing on the date on which such warrants become exercisable, as described elsewhere in this prospectus. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. In lieu of the payment of the exercise price, the option may be redeemed into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or redeemed by the option holder and cannot be redeemed for cash by us or the option holder.

          The sale of this option will be accounted for as an equity transaction in accordance with

Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock and will be measured at its fair value on the date of the sale in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment which will result in an increase in our cash position and stockholders’ equity by the $100 proceeds from the sale. We have determined based upon a trinomial model, that the fair value of this option on the date of sale would be approximately $2.45 per unit or an aggregate of $1,837,500, assuming an expected life of five years, volatility of 33.78% and a risk-free interest rate of 5.1%. Given the parameters used in the computation of the fair value of the option change over time, the actual fair value of the option on the date of sale is expected to be different from the estimated fair value computed above.

          The volatility calculation of 33.78% is based on the latest five year average volatility of an index of 447 companies drawn from the Shanghai Stock Exchange Composite Index that had been trading for at least five years and that had market capitalizations of less than $400 million. Because we do not have a trading history, we estimated the potential volatility of our common stock price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the latest five year average volatility of such index because management believes that the average volatility of such index is a reasonable benchmark to use in estimating the expected volatility of our common stock after consummation of a business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to this option, if we do not consummate a business combination within the prescribed time period and liquidates, this option would become worthless.

          The option and the 750,000 units, the 750,000 shares of common stock and the 750,000 redeemable warrants underlying such units, and the 750,000 shares of common stock underlying such redeemable warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

          Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Selling Restrictions

          No action has been taken in any jurisdiction (except in the U.S.) that would permit a public offering of the units, or the possession, circulation or distribution of this prospectus or any other material relating to us or the units in any jurisdiction where action for that purpose is required. Accordingly, the units may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the units may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

          Cayman Islands. This prospectus does not constitute a public offer of the units, whether by way of sale or subscription, in the Cayman Islands.

          Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

          Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell units for their own or a third party’s account.

          France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the French Monetary and Financial Code and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the units offered by this prospectus may be effected only in compliance with the above mentioned regulations.

          Switzerland. This issue prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The securities are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This issue prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code of Obligation. Accordingly, this issue prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

          United Kingdom. In the United Kingdom, the units offered by this prospectus will only be available for purchase to a person who represents and agrees that: (a) it has not offered or sold, and for up to six months following the consummation of this offering, will not offer or sell, any units offered by this prospectus to persons in the United Kingdom except to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the units offered by this prospectus in circumstances where Section 21(1) of the FSMA does not apply to our company to persons who fall within the exemption to Section 21 of the FSMA set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, or the Order, including to persons exempted under Article 19 (Investment Professionals) or Article 49(2)(a) to (d) (high net worth companies, unincorporated associations etc.) of the Order, or to persons to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated.

          Hong Kong. In this offering: (a) we have not offered or sold and will not offer or sell in Hong Kong, by means of any document, any units other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (b) we have not issued or have in our possession for the purposes of issue, and will not issue or have in our possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the units, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

          Singapore. This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

          Finland. The offering of the units is not intended to be “public offer of securities” as set forth in the Securities Markets Act of Finland, and underlying Finnish regulation, and has not been approved by the Financial Supervision Authority of Finland. No action has been taken in Finland that would permit the public offering of the units. The units may not be offered to greater than one hundred investors, and the units may not be, and are not being, offered or advertised by public media or by public promotion.

          Iceland. The units are not registered for public distribution in Iceland pursuant to the Icelandic Act on Securities Transactions No. 33/2003 and underlying Icelandic regulations, and has not been approved by the Financial Supervisory Authority. The units may not be offered or sold by means of this prospectus or any way later resold to other than entities or persons defined as Institutional Investors in the Article 2(7) of the Icelandic Act on Securities Transactions and the regulation of the transactions of securities no. 233/2003. Any resale of the securities in Iceland will need to take place in accordance with the provisions of the Icelandic Act on Securities Transactions.

Other Terms

          We have granted the representative the right to have a designee present to observe all meetings of our board of directors for a period of five years from the date of this prospectus. The representative has not named a designee as of the date of this prospectus.

          Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

LEGAL MATTERS

          The validity of the securities offered in this prospectus are being passed upon for us by Reitler Brown & Rosenblatt LLC. Loeb & Loeb LLP is acting as counsel for the underwriters in this offering.

EXPERTS

          The financial statements of China Pacific Acquisition Corp. as of September 30, 2007 and for the period from June 20, 2007 (inception) to September 30, 2007 have been included herein and in the registration statement in reliance upon the Report of e-Fang Accountancy Corp., & CPA, City of Industry, California, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          The office of e-Fang Accountancy is located at 17800 Castleton Street, Suite 208, City of Industry, California 91748.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS
CHINA PACIFIC ACQUISITION CORP.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Pacific Acquisition Corp.

We have audited the accompanying balance sheet of China Pacific Acquisition Corp. (a development stage company) (the “Company”) as of September 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from June 20, 2007 (date of inception) through September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Pacific Acquisition Corp. as of September 30, 2007, and the results of its operations and its cash flows for the period from June 20, 2007 (date of inception) through September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has generated no revenue and its business plan is dependent on completion of a financing transaction. If it is unsuccessful in completing a financing transaction, it would raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

e-Fang Accountancy Corp., & CPA
Certified Public Accountants

City of Industry, USA

December 20, 2007

China Pacific Acquisition Corp.
(a development stage company)
Balance Sheet
September 30 , 2007

ASSETS

Current assets
Cash	$25,423
Deferred offering costs	16,355

Total current assets	41,778

Total assets	$41,778

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$17,155
Notes payable to stockholders	1,159

Total current liabilities	$18,314

Stockholders’ equity
Preferred stock, $0.0005 par value, 5,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.0005 par value, 50,000,000 shares authorized, 2,156,250 shares issued and outstanding	1,078
Additional paid-in capital	23,922
Deficit accumulated during the development stage	1,536

Total stockholders’ equity	23,464

Total liabilities and stockholders’ equity	$41,778

          The accompanying notes are an integral part of the financial statements.

China Pacific Acquisition Corp.
(a development stage company)
Statement of Operations
For the Period from June 20, 2007 (Inception) through September 30, 2007

Expenses and other operating items:

General and administrative expenses	$736

Franchise taxes	800

Net loss	$(1,536)

Basic and diluted net loss per share	(0.00)

Weighted Average Shares Outstanding - Basic and Diluted	2,156,250

          The accompanying notes are an integral part of the financial statements.

China Pacific Acquisition Corp.
(a development stage company)
Statement of Stockholders’ Equity
For the Period from June 20, 2007 (Inception) through September 30, 2007

			Additional Paid-in Capital	Deficit Accumulated During the Development Stage
					Stockholders’ Equity
	Common Stock

	Shares	Amount

Initial capital from founding stockholders	2,156,250	$1,078	$23,922	$—	$25,000

Net loss during the development stage	—	—	—	(1,536)	(1,536)

Balance as of September 30, 2007	2,156,250	$1,078	$23,922	$(736)	$23,464

          The accompanying notes are an integral part of the financial statements.

China Pacific Acquisition Corp.
(a development stage company)
Statement of Cash Flows
For the Period from June 20, 2007 (Inception) through September 30, 2007

Cash flows from operating activities
Net loss	$(1,536)
Adjustments to reconcile net loss to net cash provided by operating activities:

Increase in accounts payable and accrued liabilities	17,155

Net cash provided by operating activities	15,619

Cash flows from investing activities
Net cash used by investing activities	—

Cash flows from financing activities
Proceeds from note payable to stockholders	1,159
Proceeds from sale of common stock	25,000
Increase in deferred offering costs	16,355

Net cash provided by financing activities	9,804

Net increase in cash	25,423
Cash at beginning of period	—

Cash at end of period	$25,423

          The accompanying notes are an integral part of the financial statements.

China Pacific Acquisition Corp.
(a development stage company)
Notes to Financial Statements
As of September 30, 2007

Note 1 — Organization and Nature of Business Operations

China Pacific Acquisition Corp. (the “Company”) is a Delaware blank check company incorporated on June 20, 2007 for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination (“Business Combination” is defined as the acquisition of a target business), or control, through contractual arrangements, an operating business having its primary operations in the People’s Republic of China (a “Business Combination”). The Company’s efforts in identifying a prospective target business will not be limited to a particular industry.

The Company has neither engaged in any operations nor generated revenue. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. As such, the Company’s operating results relate to organizational activities through September 30, 2007, and its ability to begin planned operations is dependent upon the completion of a financing transaction. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed initial public offering of its Units (as described in Note 3), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Fund”) and invested in government securities until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a Business Combination, will submit such transaction for stockholder approval. In the event that holders of 30% or more of the shares issued in the Proposed Offering vote against the Business Combination, the Business Combination will not be consummated. However, the persons who were stockholders prior to the Proposed Offering (the “Founding Stockholders”) will participate in any liquidation distribution only with respect to any shares of the common stock acquired in connection with or following the Proposed Offering.

China Pacific Acquisition Corp.
(a development stage company)
Notes to Financial Statements-(Continued)

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any Business Combination, the Company’s existing stockholders including all of the Company’s officers, directors and advisors have agreed to vote the shares of common stock acquired by them prior to the initial public offering in favor of any Business Combination or extension of the period to consummate a Business Combination. “Public Stockholders” is defined as the holders of common stock sold as part of the units in the Proposed Offering or in the aftermarket. The Company will consummate its Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Company’s Business Combination and Public Stockholders owning no more than one share less than 30% of the shares sold in the Public Offering, on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the special meeting of the Public Stockholders for the purpose of approving the extended period, if any, exercise their redemption rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Proposed Offering, the Company may combine with another Target Business meeting the fair market value criterion described above.

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the Trust Fund, and including any interest earned on their portion of the Trust Fund, net of up to half of the interest earned on the Trust Fund each calendar month which may be released to the Company to cover a portion of the Company’s operating expenses, income taxes payable thereon and the underwriting discount if a Business Combination is approved and completed. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the Trust Fund, less any income taxes payable on interest income, plus any remaining net assets if the Company does not effect a Business Combination within (i) 18 months after consummation of the Proposed Offering, (ii) 24 months after consummation of the Proposed Offering, if the Company has entered into a letter of intent or definitive agreement with respect to a Business Combination within 18 months after the consummation of the Proposed Offering, or (iii) 36 months after consummation of the Proposed Offering if the stockholders consent to extending the time period in which the Company is obligated to consummate a Business Combination as described in the prospectus. In the event of dissolution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the units to be offered in the Proposed Offering discussed in Note 3.)

Going concern consideration — As indicated in the accompanying financial statements, at September 30, 2007, the Company had $25,423 in cash. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern.

China Pacific Acquisition Corp.
(a development stage company)
Notes to Financial Statements-(Continued)

Note 2 — Liquidity

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the period from inception (June 20, 2007) through September 30, 2007, the Company incurred a net loss of $1,536, and had only $25,423 in cash and liabilities of $18,314. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon the success of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

Loss per Common Share

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this method, deferred income taxes are recorded based upon the difference between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled. Due to the nature of the operations to date, the Company has recognized no deferred tax asset or liability.

Deferred offering costs

The costs associated with the Company’s proposed initial public offering have been recorded as deferred offering costs and will reduce additional paid in capital if the offering is successful. Should the offering not be consummated, the deferred offering costs will be recognized as a charge to operations.

Recently issued accounting pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

China Pacific Acquisition Corp.
(a development stage company)
Notes to Financial Statements-(Continued)

Note 4 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 8,625,000 units (“Units”), including 1,125,000 Units which may be issued on exercise of a 45-day option granted to the Underwriter to cover over-allotments (if any), at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0005 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00, or at the holder’s option, such warrant holder may exercise the warrant on a net issuance or “cashless” basis in lieu of paying the cash exercise price if the warrants are redeemed, as described in the prospectus, commencing the later of the completion of a Business Combination with a Target Business or one year from the date of this prospectus and expiring five years from the date of this prospectus, unless earlier redeemed. The warrants will be redeemable at the Company’s option, at a price of $0.01 per warrant upon 30 days’ written notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company related to the warrants, the Company is only required to use its best efforts to effect the registration of the shares of common stock underlying the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised.

Note 5 – Note Payable to Stockholders and Related Party Transactions

On June 20, 2007, the Company’s existing stockholders and directors agreed to advance the Company up to $500,000 under a credit facility evidenced by a non-interest bearing promissory note. The note is repayable on the earlier of (i) June 20, 2008 or, (ii) the date on which the offering is consummated. Due to the short-term nature of the note, the fair value of the note approximated its carrying amount. As of September 30, 2007, $1,159 was outstanding.

The Company has agreed to pay up to $7,500 per month for office space and general and administrative services to SBI-e2 Capital. Such services will commence on the effective date of the registration statement for the Proposed Offering and continuing until the earlier to occur of (i) the consummation by the Company of a Business Combination, or (ii) twenty-four months from the effective date.

The Company’s directors have agreed to acquire, in a private placement prior to the completion of the Proposal Offering, warrants to purchase 1,200,000 shares of common stock at an exercise price of $6.00 per share. Proceeds from this private placement are expected to be $1,200,000.

China Pacific Acquisition Corp.
(a development stage company)
Notes to Financial Statements-(Continued)

Note 5 – Note Payable to Stockholders and Related Party Transactions (Continued)

The directors further agreed that they will not sell or transfer these warrants until after the Company consummates a Business Combination.

Note 6 – Common Stock

On June 20, 2007, 2,156,250 shares of common stock, par value $0.0005, were issued to two directors of the Company, in exchange for $25,000, or approximately $0.012 per share. The Company will redeem, for no consideration, that number of shares of common stock held by its existing stockholders, up to a maximum of 281,250 shares, necessary to ensure that the number of shares of common stock such existing stockholders hold prior to the offering, exclusive of shares underlying the private placement warrants or any securities purchased in the aftermarket, equals 20% of the outstanding shares of common stock immediately after this offering and the exercise, if any, of the underwriters’ over-allotment option.

Note 7 – Commitments

The Company has engaged WR Hambrecht + Co, LLC (“Hambrecht”) as the lead underwriter of the Proposed Offering. Hambrecht’s underwriting fee will be equal to 7% of the public offering price. Of this amount, 4% will be paid at the closing of the Proposed Offering. The remainder, equal to 3% of the gross proceeds of this offering will be deferred and will be paid only upon the consummation of a Business Combination.

In addition, the Company has agreed that upon completion of the Proposed Offering it will issue an option to the representative of the underwriters to purchase up to a total of 750,000 units at a per-unit offering price of $10, as additional compensation, for $100. The units issuable upon the exercise of this option are identical to those being offered in the Proposed Offering, except that the warrants included in the underwriter’s option have an exercise price of $7.50, are not redeemable and contain cashless exercise provisions, as described in the prospectus. This option is exercisable commencing on the later of the consummation of a Business Combination and one year from the date of the prospectus and expiring five years from the date of the prospectus and may be exercised on a net issuance or “cashless” basis. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

The holders of the option will have demand and piggy-back registration rights for periods of five and seven years, respectively, from the date of the prospectus with respect to registration of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances at a price below its exercise price.

The Company will account for the representative’s purchase option as a cost of raising capital

China Pacific Acquisition Corp.
(a development stage company)
Notes to Financial Statements-(Continued)

and will include the instrument as equity in its financial statements. Accordingly, there will be no impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a trinomial model, that the fair value of the purchase option on the date of sale is $2.45 per unit or an aggregate of $1,837,500, using an expected life of five years, volatility of 33.78%, and a risk-free rate of 5.10%. However, because the Units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using five-year historical stock prices for the 447 companies with market capitalization of less than $400 million drawn from the Shanghai Stock Exchange Composite Index. The Company believes the volatility estimate calculated from this index is a reasonable benchmark to use in estimating the expected volatility of the Units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in this calculation, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option will become worthless.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Until                     , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$60,000,000

CHINA PACIFIC
ACQUISITION CORP.

7,500,000 Units

PROSPECTUS

WR Hambrecht + Co, LLC

[______________] [__], 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Initial Trustees’ fee	$5,000
SEC Registration Fee	14,375
NASD filing fee	13,888
Accounting fees and expenses	40,000
Printing and engraving expenses	50,000
Legal fees and expenses	300,000
American Stock Exchange filing and listing fees	60,000
Miscellaneous	316,737

Total	$800,000	*

*	Estimated

Item 14. Indemnification of Directors and Officers

          Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

          Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

          “Section 145. Indemnification of officers, directors, employees and agents; insurance.

          (a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

          (b)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

          (d)     Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

          (g)     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h)     For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

          (j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k)     The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

          “The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

          Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

          (a)     During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Dato’ Sin Just Wong	1,078,125

Matthew McGovern	1,078,125

          Such shares were issued on June 20, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.012 per share. No underwriting discounts or commissions were paid with respect to such sales.

          On June 20, 2007, we entered into an agreement with our directors to purchase warrants to acquire an aggregate of 1,200,000 shares of common stock from the Company at a price of $1.00 per warrant, or a total of $1,200,000, in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those included in the units sold in this offering, except that these warrants will not be transferable or salable by our directors or their permitted transferees, subject to the exceptions described in this prospectus, until we complete a business combination, and will not be redeemable while held by our directors or their permitted transferees. Such warrants, as well as the shares of common stock issuable upon their exercise, will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

          (a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

1.2	Form of Selected Dealers Agreement*

3.1	Certificate of Incorporation

3.2	By-laws

3.3	Form of Amended and Restated Certificate of Incorporation

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Redeemable Warrant Certificate*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

4.5	Form of Unit Purchase Option to be granted to Representative*

5.1	Opinion of Reitler Brown & Rosenblatt LLC*

10.1	Form of Letter Agreement by the Insiders

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

10.3	Form of Share Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders

10.4	Services Agreement with SBI-e2 Capital

10.5	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders

10.6	Form of Warrant Purchase Agreement between Insiders and the Company

10.7	Note, dated June 20, 2007, issued to Dato’ Sin Just Wong and Matthew McGovern

23.1	Consent of e-Fang Accountancy Corp. & CPA

23.2	Consent of Reitler Brown & Rosenblatt LLC (included in Exhibit 5.1)*

24	Power of Attorney (included on page II-7)

99.1	Code of Conduct and Ethics*

*	To be filed by amendment.

Item 17. Undertakings.

          The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its U.S. counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that:

          (1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the December 28, 2007.

CHINA PACIFIC ACQUISITION CORP.

By:	/s/ Sin Just Wong

Sin Just Wong
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew McGovern his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sin Just Wong	Chairman of board of directors and Chief Executive	December 28, 2007
Officer (Principal Executive Officer)
Sin Just Wong

/s/ Matthew McGovern	Director	December 28, 2007

Matthew McGovern

/s/ Michael R. Friedl

Michael R. Friedl	Chief Financial Officer (Principal	December 28, 2007
Financial and Accounting Officer)